                                                                   Exhibit 2(dd)


                               DEBENTURE AGREEMENT


      This Debenture Agreement (this "Agreement") is made as of October 9, 1996, among United Magazine Company, an Ohio corporation (the "Company"), each person who executes a counterpart signature page to this Agreement, who shall be listed on the schedule attached hereto as Exhibit A (collectively, the "Holders" and individually, a "Holder"), and John Heiniger, who shall serve as trustee under this Agreement (the "Trustee").

                             Background Information

      A. Effective July 30 and 31, 1996, the Company entered into agreements (the "Stock Transfer and Exchange Agreements") pursuant to which the stockholders of The Stoll Companies, an Ohio corporation ("Stoll"), and Michiana News Service, Inc., a Michigan corporation ("Michiana"), will contribute all of the shares of stock of Stoll and Michiana to the Company in exchange for which the stockholders of Stoll and Michiana will receive common shares of the Company and senior and subordinated debentures of the Company.

      B. Effective July 29, 1996, the Company entered into an asset transfer and exchange agreement with Northern News Company, effective August 1, 1996, the Company entered into an asset transfer and exchange agreement with Ohio Periodical Distributors, Inc. and effective August 2, 1996, the Company entered into an asset transfer and exchange agreement with Wholesalers Leasing, Inc. (collectively, the "Asset Transfer Agreements"), pursuant to which assets and business operations of those entities related to the wholesale distribution of periodicals will be contributed to the Company in exchange for common shares of the Company and senior and subordinated debentures of the Company. Effective August 2, 1996, the Company entered into stock transfer and exchange agreements (also included within the definition of "Stock Transfer and Exchange Agreements" pursuant to this Agreement), pursuant to which the stockholders of The Scherer Companies and Read-mor Book Stores, Inc. will contribute all of the shares of stock of The Scherer Companies and of Read-mor Book Stores, Inc. to the Company in exchange for which such stockholders will receive common shares of the Company and senior and subordinated debentures of the Company. The entities referred to in this paragraph are hereinafter collectively referred to as the "Scherer Companies".

      C. This agreement is being executed in connection with the closing of the transactions contemplated by the Stock Transfer and Exchange Agreements and the Asset Transfer Agreements (collectively, the "Acquisition Agreements").

      D. The senior and subordinated debentures of the Company (collectively, the "Debentures") to be issued in connection with the closing of the Acquisition Agreements are being issued pursuant to the terms and conditions of this Agreement. Each person who is to receive a Debenture must execute a counterpart signature page to this Agreement, in the form attached hereto as Exhibit B, and agree to be bound by the terms and conditions of this Agreement as a condition to receiving any Debentures.

      E. The Trustee is willing to serve as trustee for the Debenture holders pursuant to the terms and conditions of this Agreement.



                             Statement of Agreement

      The parties hereby acknowledge the accuracy of the above Background Information and hereby agree as follows:

     1. Issuance of Debentures. Upon the execution of this Agreement by the Company, or from time to time thereafter, the Company may execute and issue Senior Debentures up to an aggregate principal amount of $41,000,000 and Subordinated Debentures up to an aggregate principal amount of $33,000,000. The Acquisition Agreements provide for Senior Debentures and Subordinated Debentures to be issued to the stockholders of Stoll and Michiana and to the Scherer Companies or the shareholders thereof in the following aggregate principal amounts:

                                                            Scherer Companies         Michiana Share-
                                  Stoll Shareholders        or Shareholders           holders
Principal amount of
Senior Debentures:                $16,800,000               $ 9,439,815               $3,500,000


Principal amount of
Subordinated
Debentures:                       $12,713,689               $ 7,404,646               $2,707,596

Total Principal
Amount:                           $29,513,689               $16,844,461               $6,207,596

In the event that the Company enters into an agreement for the acquisition, merger or consolidation of the Company or any of its subsidiaries with the George R. Klein News Company ("Klein") and if the terms of such acquisition agreement require it, then the Company may issue up to $11,000,000 of Senior Debentures and up to $8,000,000 of Subordinated Debentures in connection with the transactions contemplated by such agreement. The purchase prices and conversion formulas contained in each acquisition agreement are subject to adjustment, and the actual amount of Senior and Subordinated Debentures to be issued to the stockholders of each company and the actual amount to be issued to each stockholder (or in the case of asset transfer agreements to the transferring company), shall be the amounts determined pursuant to the Acquisition Agreements. In the event that such adjustments would require the issuance of Debentures in excess of the aggregate number of Debentures authorized pursuant to this Agreement, the amount of Subordinated Debentures which may be issued pursuant to this Agreement shall be increased to equal the amount required to be issued pursuant to any such adjustment. The principal amount of the Senior Debentures issued to the Stoll stockholders shall hereinafter be referred to as the "Stoll Senior Debt", the principal amount of the Senior Debentures issued to the Scherer Companies or their stockholders shall hereinafter be referred to as the "Scherer Senior Debt", the principal amount of the Senior Debentures issued to the Michiana stockholders shall hereinafter be referred to as the "Michiana Senior Debt" and the principal amount of any Senior Debentures issued to Klein or the shareholders of Klein shall hereinafter be referred to as the "Klein Senior Debt".

2. Terms of Senior Debentures. The Senior Debentures shall be designated as "8% Senior Debentures Due 2002", shall mature on January 1, 2002, and shall bear interest at the rate of 8% per annum, from July 1, 1996, provided that interest on the Klein Senior Debt shall begin to accrue on an effective date set forth in an acquisition agreement with Klein. Interest shall be payable quarterly on January 1, April 1, July 1 and October 1, commencing on the later of October 1, 1996 or the date of final closing of a particular acquisition, until the principal thereof is paid. Interest on the Senior Debentures shall be computed on the basis of a year of 12 30-day months. The person in whose name any Senior Debenture is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest and principal payable with respect to such debenture on such interest payment date. The term "record date" with respect to any interest payment date shall mean the December 15, March 15, June 15 or September 15 preceding such January 1, April 1, July 1 or October 1 interest payment date. Principal on the Senior Debentures shall be paid quarterly on each interest payment date (commencing April 1, 1997) as follows:

            Payment Date            Principal Payment
            October 1, 1996         $ 0
            January 1, 1997         $ 0
            April 1, 1997           $1,250,000
            July 1, 1997            $1,250,000
            October 1, 1997         $1,250,000
            January 1, 1998         $1,250,000
            April 1, 1998           $1,562,500
            July 1, 1998            $1,562,500
            October 1, 1998         $1,562,500
            January 1, 1999         $1,562,500
            April 1, 1999           $1,562,500
            July 1, 1999            $1,562,500
            October 1, 1999         $1,562,500
            January 1, 2000         $1,562,500
            April 1, 2000           $1,562,500
            July 1, 2000            $1,562,500
            October 1, 2000         $1,562,500
            January 1, 2001         $1,562,500
            April 1, 2001           $1,562,500
            July 1, 2001            $1,562,500
            October 1, 2001         $1,562,500
            January 1, 2002         $1,562,500

                  Total              $30,000,000


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
      In the event that Senior Debentures are issued to Klein or the shareholders of Klein, the foregoing payment schedule shall be adjusted by the Company to reflect the addition of payments of principal on the Klein Senior Debt.

      It is understood and agreed by all parties to this Agreement that the Senior Debentures, as described in this Agreement, have been created solely to facilitate a closing on the Stock Transfer and Exchange Agreements and the Asset Transfer Agreements, as hereinabove referenced. It is, therefore, a requirement under this Agreement that the Company shall use reasonable efforts to retire the Senior Debentures as soon as practical either through the acquisition of additional equity funds or through additional financing. At such time as the Company obtains such equity funds or new financing which is not allocated for working capital or other purposes, the first $16,800,000 of such funds shall be paid first to those persons holding the Stoll Senior Debt, and no other holders of Senior Debentures shall be entitled to any payment of principal from such funds until the Stoll Senior Debt has been paid in full. Thereafter, the next $9,439,815 of such funds shall be paid first to those persons holding the Scherer Senior Debt, and no other holders of Senior Debentures shall be entitled to any payment of principal from such funds until the Scherer Senior Debt has been paid in full. The balance of any such equity funding or new financing shall then be paid to the holders of all Senior Debentures, pro rata, in proportion to the principal amount of Senior Debentures held by them. Notwithstanding the foregoing to the contrary, in the event that Senior Debentures are issued to Klein or the shareholders of Klein, then after the Stoll Senior Debt has been paid in full, the balance of such equity funding or new financing shall be paid to the holders of the Scherer Senior Debt, Michiana Senior Debt and Klein Senior Debt pro rata, in proportion to the principal amount of Senior Debentures held by such persons.

      Otherwise during the term of this Agreement, quarterly payments of principal and interest, as scheduled hereinabove, will be paid to the holders of the Senior Debentures in payment of their quarterly amount due in the following order: (a) Stoll Senior Debt; (b) Scherer Senior Debt; and (c) Majerek Senior Debt; provided, however, that no holders of Senior Debentures other than the Stoll Shareholders shall be entitled to any payment of principal until the Stoll Senior Debt has been paid in full, and after payment of the Stoll Senior Debt, no holders of Senior Debentures shall be entitled to any payment of principal until the Scherer Senior Debt has been paid in full. Notwithstanding the foregoing to the contrary, in the event that Senior Debentures are issued to Klein or the Klein Shareholders, then after the Stoll Senior Debt has been paid in full, all quarterly payments of principal and interest shall be paid to the holders of the Scherer Senior Debt, Michiana Senior Debt and Klein Senior Debt, pro rata, in proportion to the principal amount of Senior Debentures held by such persons.

      The principal of and interest on the Senior Debentures shall be payable by check mailed to the addresses of the persons entitled thereto as such addresses shall appear on the Debenture Register (as defined in Section 14).

     3. Terms of Subordinated Debentures. The Subordinated Debentures shall be designated as "10% Subordinated Debentures Due 2004", shall mature on January 1, 2004, and shall bear interest at the rate of 10% per annum, from July 1, 1996, provided that interest on the Subordinated Debentures issued to Klein or the Klein Shareholders shall begin to accrue on the effective date set forth in the acquisition agreement with Klein. Interest shall be payable in quarterly installments on January 1, April 1, July 1 and October 1, commencing on the later of October 1, 1996 or the date of final closing of a particular acquisition, until the principal thereof is paid. Interest on the Subordinated Debentures shall be computed on the basis of a year of 12 30-day months. The person in whose name any Subordinated Debenture is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest and principal payable on such interest payment date. The term "record date" with respect to any interest payment date shall mean the December 15, March 15, June 15 or September 15 preceding such January 1, April 1, July 1 or October 1 interest payment date. Principal on the Subordinated Debentures shall be paid quarterly on each interest payment date (commencing April 1, 1999) as follows:

            Payment Date            Principal Payment
            October 1, 1996         $ 0
            January 1, 1997         $ 0
            April 1, 1997           $ 0
            July 1, 1997            $ 0
            October 1, 1997         $ 0
            January 1, 1998         $ 0
            April 1, 1998           $ 0
            July 1, 1998            $ 0
            October 1, 1998         $ 0
            January 1, 1999         $ 0
            April 1, 1999           $1,250,000
            July 1, 1999            $1,250,000
            October 1, 1999         $1,250,000
            January 1, 2000         $1,250,000
            April 1, 2000           $1,250,000
            July 1, 2000            $1,250,000
            October 1, 2000         $1,250,000
            January 1, 2001         $1,250,000
            April 1, 2001           $1,250,000
            July 1, 2001            $1,250,000
            October 1, 2001         $1,250,000
            January 1, 2002         $1,250,000
            April 1, 2002           $1,250,000
            July 1, 2002            $1,250,000
            October 1, 2002         $1,250,000
            January 1, 2003         $1,250,000
            April 1, 2003           $1,250,000
            July 1, 2003            $1,250,000
            October 1, 2003         $1,250,000
            January 1, 2004         $1,250,000

                  Total              $25,000,000

provided, however, that no holders of Subordinated Debentures shall be entitled to any payment of principal until the Senior Debentures have been paid in full. In the event that a scheduled payment of principal on the Subordinated Debentures cannot be made because the Senior Debentures have not been paid in full, then the amount otherwise payable as principal on the Subordinated Debentures shall be applied to the payment of the Senior Debentures, to the extent of the outstanding principal and interest thereon. In the event that Subordinated Debentures are issued to Klein or the Klein Shareholders, the foregoing payment schedule shall be adjusted by the Company to reflect the addition of payments of principal on such additional Subordinated Debentures.

      All holders of Subordinated Debentures shall receive principal payments pro rata in proportion to the principal amount of Subordinated Debentures held by them.

      The principal of and interest on the Subordinated Debentures shall be payable by check mailed to the addresses of the persons entitled thereto as such addresses shall appear on the Debenture Register.

     4. Form of Debentures. The Senior Debentures shall be substantially in the form attached hereto as Exhibit C, and the Subordinated Debentures shall be substantially in the form attached hereto as Exhibit D.

     5. Security and Mortgage Interests. To secure the prompt payment, performance and observance in full of all obligations of the Company pursuant to this agreement, the Company and its subsidiaries shall execute security agreements, in the form attached hereto as Exhibit E (the "Security Agreement"), granting separate security interests to the Trustee for the benefit of the holders of the Senior Debentures and for the benefit of the holders of the Subordinated Debentures in all inventory, accounts receivable, general intangibles, instruments, records, equipment, supplies, leasehold improvements, fixtures, furniture, computer software, computer data bases, computers, and all other tangible and intangible personal property now or hereafter owned, leased or used in business by the Company and its subsidiaries. In addition, the Company and its subsidiaries shall execute mortgages, in substantially the form attached hereto as Exhibit F (the "Mortgages") granting separate mortgages to the Trustee for the benefit of the holders of the Senior Debentures and for the benefit of the holders of the Subordinated Debentures in all real property owned by the Company and its subsidiaries. The Company shall use good faith efforts to obtain any consents from third parties which may be necessary prior to the granting of any security interests or mortgages. Financing Statements with respect to the security interests granted and the Mortgages shall be filed as of the Escrow Closing or as soon thereafter as is practical, provided that, with respect to any financing statement or Mortgage not filed as of the Escrow Closing, such financing statements and Mortgages shall be filed no later than the final closing. The Company, Stoll, Michiana and the Scherer Companies, as the case may be, shall not grant or file any mortgage, security interest or other lien between the time of the Escrow Closing and the filing of the mortgages and security agreements in favor of the Trustee, on the property or other assets subject to such mortgages and security agreements. In the event the Company is unable to grant a mortgage or security interest in any asset because it would cause a default, the Company shall not grant a mortgage or security interest in such asset to any other party.

      (a) The security interests and mortgage interests granted to the Trustee shall be subordinate only to (a) those existing security interests, mortgages, liens, encumbrances, easements, restrictions, encroachments or other claims set forth on Schedule 1 hereto and any refinancing, deferrals, renewals, extensions and refunding of and amendments, modifications or supplements thereof (collectively, "Encumbrances"); (b) any Encumbrances granted in conjunction with debt incurred to prepay or refinance any part of the Senior Debentures; (c) Encumbrances granted in conjunction with debt incurred for working capital purposes in an amount [including any debt covered under (a) above] not to exceed, at any one time, 8% of consolidated net sales; and (d) purchase money encumbrances granted to secure debt incurred in connection with the purchase of any asset or equipment for use in the Company's business [collectively, the debt encompassed by (a), (b), (c) and (d) is referred to as "Senior Indebtedness"], provided that the Senior Debentures shall have priorities over payments and any Encumbrances granted in connection with the Subordinated Debentures. The holders of the Senior Debentures agree to execute any documents necessary to subordinate their interests to any Encumbrances securing Senior Indebtedness and hereby authorize the Trustee to execute any such agreement of subordination on their behalf.

      (b) The security interests and mortgage interests granted to the Trustee for the holders of the Subordinated Debentures shall be subordinate to the Senior Debentures and to all Senior Indebtedness. Senior Indebtedness with respect to the Subordinated Debentures shall include Senior Indebtedness as defined in Paragraph (a) and shall also include the principal of and premium, if any, and interest on (i) all indebtedness subject to a security interest or mortgage of the Company and any subsidiary in which it holds at least 51% of the voting stock ("Controlled Subsidiary"), whether presently existing or hereafter incurred, including, without limitation; (A) for money borrowed by it or any Controlled Subsidiary (including lease financing indebtedness); (B) for money borrowed by others (including lease financing indebtedness) and guaranteed, directly or indirectly, by the Company or any Controlled Subsidiary; or (C) constituting purchase money indebtedness, or indebtedness secured by property at the time of acquisition of such property by the Company or any Controlled Subsidiary of the Company, for the payment of which the Company or any Controlled Subsidiary of the Company is directly or contingently liable; and
(ii) all deferrals, renewals, extensions and refunding of, and amendments, modifications and supplements to, any such indebtedness, provided that by the terms of the instrument creating or evidencing any such indebtedness referred to in clause (i) above, it is expressly provided that such indebtedness is superior in right of payment to the Subordinated Debentures. As used herein, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by a lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. In addition, the Senior Debentures shall constitute Senior Indebtedness with respect to the Senior Debentures shall constitute Senior Indebtedness with respect to the Subordinated Debentures. The holders of the Subordinated Debentures agree to execute any documents necessary to subordinate their interests to any encumbrances securing debt senior to the Subordinated Debentures, and hereby authorize the Trustee to execute any such agreement of subordination on their behalf.

      (c) The security interests and mortgages shall be granted to the Trustee and his successors in trust for the benefit of the holders of the Debentures, subject to the provisions of this Agreement and of the Security Agreements and Mortgages. The holders of the Senior Debentures shall be entitled to an equal and proportionate benefit to the security interests and mortgages granted for the benefit of the holders of the Senior Debentures, without preference, priority or distinction of any Senior Debenture holder over any other Senior Debenture holder. Notwithstanding the foregoing, the holders of the Stoll Senior Debt shall be entitled to be preferred as to payment from any realization upon any of the collateral for the Senior Debentures and the holders of the Scherer Senior Debt shall be entitled to be preferred as to payment from any realization upon any collateral for the Senior Debentures after payment of the Stoll Senior Debt, provided that if Senior Debentures have been issued to Klein or the Klein Shareholders, after payment of the Stoll Senior Debt, the holders of the Scherer Senior Debt, the Michiana Senior Debt and the Klein Senior Debt shall be preferred as to payment, pro rata, in proportion to the amount of Senior Debentures held by them. The holders of the Subordinated Debentures shall be entitled to an equal and proportionate benefit to the security interests and mortgages granted for the benefit of the holders of the Subordinated Debentures, without preference or priority or distinction of any Subordinated Debenture holder over any other Subordinated Debenture holder.

6. Agreement of Subordination of Debentures. The Company covenants and agrees, and each Holder of Senior and Subordinated Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Senior and Subordinated Debentures shall be issued subject to the provisions of this section; and each person holding any Senior or Subordinated Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

      (a) Maturity of Senior Indebtedness. Upon the maturity of any Senior Indebtedness, by lapse of time, acceleration, or otherwise, no amount shall be paid by the Company, nor shall the Holder of any Debenture take or receive from the Company for the account of such Holder, any payment in respect of the principal of or interest, if any, on such Debenture, unless and until such matured Senior Indebtedness, and all interest thereon, shall have been paid in full (to the extent of the security therefor, provided that with respect to Senior Indebtedness referenced in Sections 5(a)(b) or 5(a)(c), such matured Senior Indebtedness and all interest thereon shall have been paid in full whether or not such Senior Indebtedness is fully secured).

      (b) Payment Over of Proceeds. Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to creditors upon any dissolution, winding-up, liquidation, or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms (to the extent of the security therefor, provided that with respect to Senior Indebtedness referenced in Sections 5(a)(b) or 5(a)(c), such Senior Indebtedness and all interest thereon, shall have been paid in full or payment thereof provided for whether or not such Senior Indebtedness is fully secured), before any payment is made on account of the principal of or interest on the Debentures, and upon any such dissolution, winding up, liquidation, or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to which the Holders of the Debentures would be entitled, except for the provisions of this section, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, or by the Holders of the Debentures under this Agreement if received by them directly, to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Debentures.

            In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, prohibited by the foregoing, shall be received by the

Holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

            For purposes of this section, the words "cash, property, or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this section with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from such reorganization or readjustment; and
(ii) the rights of the holders of the Senior Indebtedness (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation, or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 10 hereof shall not be deemed a dissolution, winding-up, liquidation, or reorganization for the purposes of this section if such other corporation shall, as a part of such consolidation, merger, conveyance, or transfer, comply with the conditions stated in Section 10 hereof.

      (c) Debentures Declared Due. In the event that any of the Debentures are declared due and payable before their stated maturity because of the occurrence of an Event of Default (as defined in Section 8), the Holders of the Debentures shall be entitled to payment only after there shall first have been paid in full (or such payment shall have been provided for) all Senior Indebtedness referred to in Sections 5(a)(b) and 5(a)(c) outstanding at the time such Debentures are declared due and payable and all interest thereon.

      (d) Subrogation of Debentures. Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property, or securities of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property, or securities to which the Holders of the Debentures would be entitled except for the provisions of this section, and no payment over pursuant to the provisions of this section, to or for the benefit of the holders of Senior Indebtedness by Holders of the Debentures shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this section are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            Nothing contained in this section or elsewhere in this Agreement or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this section of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

            Upon any payment or distribution of assets of the Company referred to in this section, the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation, or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent, or other person making such payment or distribution, delivered to the Holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this section.

      (e) Payments on Debentures. Except as otherwise set forth in this Section 6, the mere existence of the Senior Indebtedness shall not interfere with or postpone the Company's obligation to make the payment of any amount of principal or interest due on any of the Debentures.

7. Prepayment of Debentures. The Debentures may be redeemed and prepaid at the discretion of the Company, in whole or from time to time in part, without premium or penalty, at a redemption price equal to the principal amount thereof together with accrued interest to the date of redemption. None of the Subordinated Debentures may be redeemed or prepaid so long as any amount of principal or interest is outstanding on the Senior Debentures, unless such amounts are to be paid in full at the time of the redemption of all or a portion of the Subordinated Debentures.

      Until such time as the principal and interest on the Stoll Senior Debt has been paid in full, all prepayments and redemptions of principal on the Senior Debentures shall be paid to those persons holding the Stoll Senior Debt, in proportion to the principal amount of Senior Debentures held by them, and no other holders of Senior Debentures shall be entitled to redemption and prepayment of principal on the Senior Debentures held by them. After the principal and interest on the Stoll Senior Debt has been paid in full, then until such time as all of the principal and interest on the Scherer Senior Debt has been paid in full, all prepayments and redemptions of principal on the Senior Debentures shall be paid to those persons holding the Scherer Senior Debt in proportion to the principal amount of Senior Debentures held by them, and no other holders of Senior Debentures shall be entitled to redemption and prepayment of principal on the Senior Debentures held by them. After the principal and interest on the Scherer Senior Debt has been paid in full, then all remaining holders of Senior Debentures shall receive prepayments and redemptions of principal pro rata in proportion to the principal amount of Senior Debentures held by them. Notwithstanding the foregoing to the contrary, if Senior Debentures have been issued to Klein or the Klein Shareholders, then after principal and interest on the Stoll Senior Debt has been paid in full, all prepayments and redemptions of principal on the Senior Debentures shall be paid pro rata to the holders of the Scherer Senior Debt, the Michiana Senior Debt and the Klein Senior Debt in proportion to the principal amount of Senior Debentures held by them.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than five nor more than 60 days prior to the specified redemption date, to each Holder of Debentures to be redeemed, at his address appearing in the Debenture Register. All notices of redemption shall state (a) the redemption date, (b) the redemption price, (c) if less than all outstanding Debentures are to be redeemed, the identification (and, in the case of a Debenture to be redeemed in part, the principal amount of such Debenture) of the particular Debenture to be redeemed, and (d) the place or places where such Debentures are to be surrendered for payment of the redemption price. The Debentures to be redeemed shall, on the redemption date, become due and payable at the redemption price and such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with the Company's notice, such Debenture shall be paid by the Company at the redemption price together with accrued interest to the redemption date. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate of interest set forth in Section 2, with respect to Senior Debentures, and in Section 3, with respect to Subordinated Debentures.

8. Restrictions on the Company.

      (a) Executive Committee. The following persons shall serve as members of any executive committee (the "Executive Committee") pursuant to the terms and conditions of this Agreement: Ronald E. Scherer (the "Scherer Representative"), Richard Stoll, Sr., Richard Stoll, Jr. (the "Stoll Representatives") and Thaddeus S. Majerek (the "Michiana Representative"). In the event that the Company enters into an agreement for the acquisition, merger or consolidation of the Company or any of its subsidiaries with the George R. Klein News Co., and if the terms of such acquisition agreement require it, then George R. Klein shall also become a member of the Executive Committee (the "Klein Representative").

      (b) Voting in Connection with Future Acquisitions. Until such time as $12,000,000 of the principal amount of the Stoll Senior Debt, and all accrued interest thereon, has been paid in full, the Company shall not enter into any agreement to acquire the assets of any person, whether by stock acquisition, asset acquisition, merger, consolidation or otherwise (each, an "Acquisition"), nor propose an Acquisition to its shareholders except after first complying with the procedures set forth in this Section 8(b). In the event of any Acquisition which the Company desires to consummate, then the Company shall give notice to each of the members of the Executive Committee. Each member of the Executive Committee will have ten days after receipt of such notice to request a review by the Executive Committee, and if any member of the Executive Committee has not submitted such written request to the Chairman of the Company within ten days of the notice from the Company, then the Company may proceed with the Acquisition. If any member of the Executive Committee submits a written request within such ten day period, then the Company shall not proceed with such Acquisition unless the Acquisition has first been approved by a majority of the members of the Executive Committee. Upon payment of the $12,000,000, and accrued interest, on the Stoll Senior Debt, the provisions of this Section 8(b) shall be deemed null and void.

      (c) Consolidation of Operations. Until such time as $12,000,000 of the principal amount of the Stoll Senior Debt, and all accrued interest thereon, has been paid in full, the Company shall not proceed with any plant closing or other similar consolidation of the operations of Stoll, Michiana, The Scherer Companies, Ohio Periodical Distributors, Inc., Northern News Company, MacGregor News Company and the Company, except after first complying with the procedures set forth in this Section 8(c). In the event that any such proposed consolidation involves a plant closing or other material change affecting the operations formerly operated by The Stoll Companies, then the Company shall give notice to the Stoll Representatives of any such proposed consolidation. The Stoll Representatives will have ten days after receipt of such notice to request a review by the Executive Committee, and if neither of the Stoll Representatives has submitted such written request to the Chairman of the Company within ten days of the notice from the Company, then the Company may proceed with such proposed consolidation. If either of the Stoll Representatives submits a written request within such ten day period, then the Company shall not proceed with the proposed consolidation unless such consolidation has been approved by at least a majority of the members of the Executive Committee. In the event that a proposed consolidation involves a plant closing or other material change affecting the operations formerly operated by Michiana, then the Company shall give notice to the Michiana Representative of such proposed consolidation. The Michiana Representative will have ten days after receipt of such notice to request a review by the Executive Committee. If the Michiana Representative has not submitted such written request to the Chairman of the Company within ten days of the notice from the Company, then the Company may proceed with such proposed consolidation. If the Michiana Representative submits a written request within such ten day period, then the Company shall not proceed with the proposed consolidation unless such consolidation has been approved by at least a majority of the members of the Executive Committee. In the event that a proposed consolidation involves a plant closing or other material change in the operations formerly operated by The Scherer Companies, Ohio Periodical Distributors, Inc., Northern News Company or MacGregor News Company, then the Company shall give notice to the Scherer Representative of such proposed consolidation, and if the Scherer Representative has not submitted such a written request to the Chairman of the Company within ten days of the notice from the Company, then the Company may proceed with the proposed consolidation unless such consolidation has been approved by at least a majority of the members of the Executive Committee. In the event that the Company enters into an agreement for the acquisition, merger or consolidation of the Company or any of its subsidiaries with the George R. Klein News Co., and if required by the terms of such acquisition agreement, then until such time as the $12,000,000 principal amount of Senior Debentures issued to the former shareholders of The Stoll Companies, and all accrued interest thereon, has been paid in full, then in the event the Company proposes a consolidation involving a plant closing or other material change affecting the operations formerly operated by George R. Klein Co. ("Klein"), then the Company shall give notice to the Klein Representative of any such proposed consolidation. The Klein Representative will have ten days after receipt of such notice to request a review by the Executive Committee, and if the Klein Representative has not submitted such written request to the Chairman of the Company within ten days of the notice from the Company, then the Company may proceed with such consolidation. If the Klein Representative submits a written request within such ten day period, then the Company shall not proceed with the proposed consolidation unless such consolidation has been approved by at least a majority of the members of the Executive Committee. Each of the shareholders shall vote the Shares owned by him or her with respect to any consolidation subject to this
Section 8(c) in the manner directed by a majority or more of the members of the Executive Committee. Upon the payment of the $12,000,000, and accrued interest, on the Stoll Senior Debt, the provisions of this Section 8(c) shall be deemed null and void.

      (d) Successor Executive Committee Members. In the event that any member of the Executive Committee dies, resigns or for any other reason is unable to continue serving as a member of the Executive Committee, then the vacancy shall be filled: (a) in the case of Richard Stoll, Sr. or Richard Stoll, Jr. or their successors, by a majority vote of the Shareholders who were formerly shareholders of The Stoll Companies; (b) in the case of Thaddeus Majerek or his successor, by a majority vote of the Shareholders who were formerly shareholders of Michiana; (c) in the case of Ronald E. Scherer or his successor, by a majority vote of Ronald E. Scherer or his successor in interest; and (d) in the case of George R. Klein or his successor, by a majority vote of the Shareholders who were formerly shareholders of Klein. Shareholders who are entitled to appoint an Executive Committee member to fill a vacancy may also remove a member from such Executive Committee position in the same manner and by the same vote.

9. Events of Default. The following shall be deemed Events of Default by the Company with respect to the Debentures and a breach of this Agreement:

      (a) Failure to pay any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such failure for a period of 30 days after written notice of such failure from the Trustee; or

      (b) Failure to pay the principal of any of the Debentures as and when the same shall become due and payable, by declaration or otherwise, and the continuance of such failure for a period of 30 days after written notice of such failure from the Trustee; or

      (c) Failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Agreement with respect to the Debentures which has continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee; or

      (d) Failure on the part of the Company or any subsidiary to perform, observe or satisfy any obligation or agreement under any security agreement or mortgage in favor of the Trustee which has continued for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee; or

      (e) Commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or consent by the Company to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making of a general assignment for the benefit of creditors, or a failure generally to pay its debts as they become due; or

      (f) An involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar laws now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days.

      Upon the occurrence of any Event of Default set forth at Sections 8(e) or
(f), all of the principal and accrued interest then outstanding on all of the Debentures shall automatically without any action by the Trustee, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable in full. Upon the occurrence of any Event of Default set forth at Sections 8(a), (b), (c) or (d), or at any time thereafter, unless the principal of all of the Debentures shall have already become due and payable, the Trustee, by one or more notices in writing to the Company, may declare the principal of all the Senior Debentures, or the principal of all the Senior and Subordinated Debentures, and the interest accrued thereon to be due and payable immediately, and upon any such declaration, the same shall become and shall be immediately due and payable, anything in this Agreement or in the Debentures contained to the contrary notwithstanding; provided, however, that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of any and all Debentures which shall have become due otherwise than by acceleration [with interest on overdue installments of interest (to the extent that payment of such interest in enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit] and the expenses of such trustee, if any, and all defaults under this Agreement, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by acceleration, shall have been remedied, then and in every such case, the Trustee, by one or more written notices to the Company, shall waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Upon the occurrence and continuance of an Event of Default, the trustee may pursue any other remedy available to enforce payment of any payments due under the Debentures.

10. Consolidation, Merger, Sale, Conveyance and Lease.

      (a) Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 8(b) and (c) and of subsection (b) of this section, the Trustee shall not unreasonably withhold consent to any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same and which shall be organized under the laws of a State of the United States or the District of Columbia; provided, however, and the Company hereby covenants and agrees, that (i) upon any such consolidation, merger, sale, conveyance or lease, the due and punctual payment of the principal and interest on all of the Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed by the Company with respect to the Debentures, shall be expressly assumed by the corporation or other entity (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation or other entity which shall have acquired or leased such property; and (ii) the successor provides similar security for the payment of the Debentures. Nothing herein, however, shall be deemed to be a relinquishment of the Trustee's right to the proceeds of any sale or transfer of any collateral in which he has a lien.

      (b) Until such time as all of the outstanding Debentures and all accrued interest thereon have been paid in full, the Company shall be subject to the terms of the Shareholders Voting Agreement executed pursuant to Section 12.

      (c) Successor Corporation to be Substituted. In case of any consolidation, merger, sale, conveyance, or lease permitted under the provisions of subsection
(a) of this section, and upon the assumption by the successor corporation or entity of the due and punctual payment of the principal of and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by the Company with respect to the Debentures, such successor corporation or entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the Company. Such successor corporation or entity thereupon may cause to be signed, and may issue either in its own name or in the name of United Magazine Company any or all of the Debentures issuable hereunder which theretofore shall not have been signed and issued by the Company. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Agreement as the Debentures theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Debentures had been issued at the date of the execution hereof.

            In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

11. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest accrued on each of the Debentures at the places, at the respective times, and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures may be paid by mailing checks for the interest payable to or upon the written order of the Holders of Debentures entitled thereto as they shall appear on the Debenture Register.

      The Company shall, on or before each due date of the principal of or interest on the Debentures, set aside and segregate for the benefit of the Holders of the Debentures a sum sufficient to pay such principal or interest so becoming due. If requested by the Trustee to do so, the Company shall pay any amount of principal or interest due to the Debenture holder to the Trustee, and the Trustee shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the Holders of the Debentures and shall pay such sums to the appropriate Debenture holders on the applicable payment date. In such event, the Company will, prior to each due date of the principal of or interest on the Debentures, deposit with the Trustee a sum sufficient to pay such principal or interest.

12. Special Voting Arrangement. Upon execution of this Agreement, and as a condition thereto, Ronald E. Scherer, Linda Scherer Talbott, certain Scherer corporations and the shareholders of Stoll and Michiana, shall enter into a Shareholders Voting Agreement substantially in the form attached hereto as Exhibit G.

      The Company shall use reasonable efforts to obtain, as soon as possible, funding from outside sources, such as new bank debt, mezzanine or bridge loan financing, equity placement, or public offering of shares, in order to raise funds in order to prepay and redeem all of the Senior Debentures.

13. Provisions Regarding the Trustee. The Trustee hereby accepts the trusts imposed upon him by this Agreement, and agrees to observe and perform those trusts, but only upon and subject to the terms and conditions set forth in this Section, to all of which the parties hereto and the Holders of the Debentures agree.

      (a) In case a default or an Event of Default has occurred and is continuing hereunder (of which the Trustee has been notified, or is deemed to have notice), the Trustee may exercise those rights and powers vested in him by this Agreement, and shall use the same degree of care and skill in his exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      (b) No provisions of this Agreement shall be construed to relieve the Trustee from liability for his own negligent action, his own negligent failure to act, or his own willful or intentional misconduct, except that:

            (i) The Trustee shall not be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Debentures then outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (ii) No provision of this Agreement shall require the Trustee to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder, or in the exercise of any of his rights or powers if adequate indemnity against such risk or liability is not received by him;

            (iii) The Trustee shall be entitled to the advice of counsel concerning all matters of trusts hereof and duties hereunder. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney or attorneys for the Company) approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action taken or omitted to be taken in good faith in reliance upon that opinion or advice; and

            (iv) In the absence of bad faith or gross negligence on his part, the Trustee shall be protected in acting upon any notice, request, consent, certificate order, affidavit, letter, telegram or other paper or document reasonably believed by him to be genuine and correct and to have been signed or sent by the proper person or persons. Any action taken by the Trustee pursuant to this Agreement upon the request or authority or consent of any person who is the Holder of any Debentures at the time of making the request or giving the authority or consent, shall be conclusive and binding upon all future Holders of the same Debentures issued in exchange therefor or in place thereof.

      (c) Unless otherwise provided herein, all moneys received by the Trustee under this Agreement shall be held in trust for the purpose for which those moneys were received, until those moneys are used, applied or invested as provided herein; provided, that those moneys need not be segregated from other moneys, except to the extent required by this Agreement or by law.

      (d) The Trustee shall be entitled to a trustee's fee from the Company in the amount of $5,000 per year. In addition, the Trustee shall be entitled to reimbursement from the Company of all expenses, including legal fees reasonably and necessarily paid or incurred by him in connection with the provision of services hereunder.

      (e) Resignation by the Trustee. The Trustee may resign at any time from the trusts created hereby by giving written notice of the resignation to the Company and the Debenture holders as their names and addresses appear on the Debenture Register, at the close of business 15 days prior to the mailing. The resignation shall take effect upon the appointment of a successor Trustee.

      (f) Removal of the Trustee. The Trustee may be removed in the manner set forth in this Section 13(f). Until such time as $12,000,000 of the principal amount of the Stoll Senior Debt, and all accrued interest thereon, has been paid in full, the initial Trustee (i.e. John Heiniger) may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to Mr. Heiniger and signed by all of the members of the Executive Committee. After the earlier of (i) the removal of the initial Trustee or (ii) the payment of $12,000,000 of the Stoll Senior Debt as described above, whichever is the first to occur, the Trustee may be removed at any time by an instrument or document or concurrent instruments or documents in writing delivered to the Trustee, with copies thereof mailed to the Company, and signed by or on behalf of the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding.

            The trustee also may be removed at any time for any breach of trust or for acting or proceeding in violation of, or for failing to act or proceed in accordance with, any provision of this Agreement with respect to the duties and obligations of the Trustee by any court of competent jurisdiction upon the application of the Holders of not less than 20 percent in aggregate principal amount of the Debentures then outstanding under this Agreement.

            Any removal of the Trustee shall take effect upon the appointment of a successor Trustee by the Holders or the court, respectively.

      (g) Appointment of Successor Trustee. If the Trustee shall resign, be removed, or become otherwise incapable of acting hereunder, then a successor Trustee shall be appointed in the manner set forth in this Section 13(g). Until such time as $12,000,000 of the principal amount of the Stoll Senior Debt, and all accrued interest thereon, has been paid in full, a successor to the initial Trustee (i.e. John Heiniger) shall be appointed by the Executive Committee by an instrument or document or concurrent instruments or documents in writing signed by all of the members of the Executive Committee. After the earlier of (i) the appointment of a successor to the initial Trustee by the Executive Committee or
(ii) the payment of $12,000,000 of the Stoll Senior Debt as described above, whichever is the first to occur, any successor Trustee shall be appointed by the holders of a majority in aggregate principal amount of the Debentures then outstanding by instrument or document or concurrent instruments or documents in writing signed by or on behalf of those Holders. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the holder of any Debentures outstanding hereunder or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

            Every successor Trustee appointed hereunder shall execute and acknowledge, and shall deliver to its predecessor and the Company, an instrument or document in writing accepting the appointment. Thereupon, without any further act, the successor shall become vested with all of the trust, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of its predecessor. Upon the written request of its successor or the Company, the predecessor Trustee (a) shall execute and deliver an instrument or document transferring to his successor all of the trusts, properties, remedies, powers, rights, duties, obligations, discretions, privileges, claims, demands, causes of action, immunities, estates, titles, interests and liens of the predecessor Trustee hereunder, and (b) shall take any other action necessary to duly assign, transfer and deliver to its successor all property (including, without limitation, all securities and moneys) held by him as Trustee.

14. Execution, Delivery, and Dating. The Debentures shall be executed on behalf of the Company by its Chairman or its President, and by its Secretary or Assistant Secretary or its Treasurer or Assistant Treasurer under its corporate seal, if any, reproduced thereon. Provided that if such certificates are countersigned by a transfer agent or registrar, the signatures of any of such officers and the seal of the Company upon such certificates may be facsimiles, engraved, stamped, or printed.

      Debentures bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Debentures or did not hold such offices at the date of such Debentures. Each Debenture shall be dated the date of its issuance.

15. Registration of Transfer and Exchange. The Company shall cause to be kept a register (herein sometimes referred to as the "Debenture Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The

Company is hereby appointed "Registrar" for the purpose of registering Debentures and transfers thereof as herein provided. Unless and until otherwise determined by the Company, the Company shall act as Debenture Registrar and the Debenture Register shall be kept at the offices of the Company.

      Upon surrender for registration of transfer of any Debenture at the office of the Company in Dublin, Ohio, maintained for such purpose, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denomination or denominations, of a like aggregate principal amount.

      At the option of the Holder, Debenture certificates may be exchanged for other certificates of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at such office. All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Agreement as the Debentures surrendered upon such registration of transfer or exchange.

      Every Debenture certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer, or exchange.

16. Mutilated, Destroyed, Lost or Stolen Certificates. If any mutilated Debenture certificate is surrendered to the Company, or the Company receives evidence to its satisfaction of the destruction, loss, or theft of any Debenture certificate and there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Company that such certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver, in exchange for any such mutilated certificate or in lieu of any such destroyed, lost, or stolen certificate, a new certificate of like tenor and principal amount.

      In case any such mutilated, destroyed, lost, or stolen Debenture has become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Debenture, pay such Debenture.

      Upon the issuance of any new certificate under this section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

      Every new certificate issued pursuant to this section in lieu of any destroyed, lost, or stolen Debenture shall constitute a substituted contractual obligation of the Company, whether or not the destroyed, lost, or stolen certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other certificates duly issued hereunder.

      The provisions of this section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost, or stolen certificates.

17. Satisfaction and Discharge of Agreement. This Agreement shall cease to be of further effect when the Company has paid or caused to be paid all sums payable hereunder by the Company with respect to the Debentures or all of the Debentures have been redeemed and the Company has paid all sums due upon redemption.

18. Restrictions on Transfer. The transfer of the Debentures issued pursuant to this Agreement is restricted and shall not be effected without the Company's consent except to a purchaser's spouse, parents, grandparents, children, grandchildren, or siblings, or to the trustee of a trust for the principal benefit of one or more such persons. In addition, no transfer may be effected unless the Debentures have been duly registered under all applicable federal and state securities laws pursuant to then-effective registrations which contemplate the proposed transfer or unless the Company has received a written opinion of, or satisfactory to, its legal counsel that the proposed transfer is exempt from any such registration. Each certificate evidencing the ownership of Debentures shall be imprinted with a legend stating that they have not been registered under the Securities Act of 1933, as amended, and may set forth the limitations on resale or transfer contained in or contemplated by this Agreement. All restrictions on transfer shall apply to a transferee.

19. Stop Transfer Instructions. The Company shall have the right at any time to issue such "stop transfer" instructions to the Debenture Registrar, if any, as the Company may deem necessary or appropriate from time to time to prevent any transfer of the Debentures which is not permitted under this Agreement.

20. Amendments. This Agreement may be amended or superseded in whole or in part by a subsequent agreement, in writing, executed by the Company, the Trustee and a majority of the holders of Debentures outstanding at the time of such amendment.

21. Provisions Binding on Company's Successors. All the covenants, stipulations, promises and agreements in this Agreement by the Company shall bind its successors and assigns whether so expressed or not.

22. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Agreement authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee, or officer of any corporation that shall at the time be the lawful sole successor of the Company.

23. Addresses for Notices. Any notice or demand which by any provision of this Agreement is required or permitted to be given or served may be given or served by being deposited, postage prepaid, by registered or certified mail, addressed to that party at, or delivered to, the address specified below:

      (a)   If to the Company:

            United Magazine Company
            5131 Post Road
            Dublin, Ohio 43017
            Attention: Chairman

            with a copy to:

            Robert M. Kincaid, Esq.
            Baker & Hostetler
            65 East State Street, Suite 2100
            Columbus, Ohio 43215

      (b)   If to the Holders:

            The respective address of the Holders set forth on the attached Exhibit A.

      (c)   If to the Trustee:

            John Heiniger, Trustee
            2021 Adams Street
            Toledo, Ohio 43624

      Any party may change their respective address listed above or on Exhibit A by giving the other parties notice of such change.

24. Governing Law. This Agreement and each Debenture shall be deemed to be a contract made under the laws of the State of Ohio, and for all purposes shall be construed in accordance with the laws of the State of Ohio, exclusive of conflict of law principles.

25. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures will be in the City of Columbus, Ohio, a legal holiday or a day on which banking institutions are authorized by law or executive order to close ("Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the next succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity and no interest shall accrue for the period from and after such date.

26. Benefits of Agreement. Nothing in this Agreement or in the Debentures, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, the Holders and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Agreement.

27. Headings. The titles and headings of the sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                                    UNITED MAGAZINE COMPANY


                                    By:/s/ Ronald E. Scherer
------------------------------         ------------------------------
John Heiniger, Trustee                    Ronald E. Scherer, Chairman

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement, dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those person who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 9, 1996               NORTHERN NEWS COMPANY
                                     a Michigan corporation





                                     /s/ David B. Thompson
                                     ---------------------------
                                     By:  David B. Thompson
                                     Its: Treasurer

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Thaddeus S. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Thaddeus S. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Thaddeus S. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Thaddeus S. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Michael J. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Michael J. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ David W. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               David W. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Jeffrey A. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Jeffrey A. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Thomas E. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Thomas E. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 21, 1996

                                           /s/ Deborah A. Toman
                                           ---------------------------------
                                                  (Signature)

                                               Deborah A. Toman
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: Oct. 21, 1996

                                           /s/ Jeanine E. Gilbert
                                           ---------------------------------
                                                  (Signature)

                                               Jeanine E. Gilbert
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of September 6, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: Oct. 21, 1996

                                           /s/ Anita M. Majerek
                                           ---------------------------------
                                                  (Signature)

                                               Anita M. Majerek
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/  Richard H. Stoll, Sr.
                                           ----------------------------------
                                                  (Signature)

                                               Richard H. Stoll, Sr., Trustee
                                           ----------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Richard H. Stoll, Jr.
                                           ---------------------------------
                                                  (Signature)

                                               Richard H. Stoll, Jr.
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/  John O. Stoll
                                           ---------------------------------
                                                  (Signature)

                                               John O. Stoll
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/  Mary Oelerich
                                           ---------------------------------
                                                  (Signature)

                                               Mary Oelerich
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: Oct. 24, 1996

                                           /s/  Nancy A. Lyman
                                           ---------------------------------
                                                  (Signature)

                                               Nancy A. Lyman
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ William Stoll
                                           ---------------------------------
                                                  (Signature)

                                               William Stoll
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Stephanie Hamilton
                                           ---------------------------------
                                                  (Signature)

                                               Stephanie Hamilton
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Virginia Hiteshew
                                           ---------------------------------
                                                  (Signature)

                                               Virginia Hiteshew
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ James Stoll
                                           ---------------------------------
                                                  (Signature)

                                               James Stoll
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Suzanne Voss
                                           ---------------------------------
                                                  (Signature)

                                               Suzanne Voss
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Margaret Stoll
                                           ---------------------------------
                                                  (Signature)

                                               Margaret Stoll
                                           ---------------------------------
                                                  (Print Name)

                            UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                              DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: October 24, 1996

                                           /s/ Francis Stoll
                                           ---------------------------------
                                                  (Signature)

                                               Francis Stoll
                                           ---------------------------------
                                                  (Print Name)

                                    EXHIBIT A


                             UNITED MAGAZINE COMPANY
                            LIST OF DEBENTURE HOLDERS




                   [SEE EXHIBITS A-1, A-2, AND A-3 FOLLOWING]

                                    EXHIBIT A-1


                              Stoll Debenture Holders

Debenture holder                        Principal Amount of           Principal Amount of
Name and Address                       Senior Debentures Held    Subordinated Debentures Held
----------------                       ----------------------    ----------------------------
Richard H. Stoll, Sr., Trustee               $3,360,000                   $2,542,700
6747 Mill Ridge Drive
Maumee, Ohio 43537

Richard H. Stoll, Jr.                        $1,221,696                   $  924,540
2457 Gradwohl
Toledo, Ohio 43617

John O. Stoll                                $1,221,696                   $  924,540
1050 Autumn Ridge, NE9
Ada, Michigan 49301

Mary Oelerich                                $1,221,696                   $  924,540
260 E. Chestnut Street
#2707
Chicago, Illinois 60611

Nancy A. Lyman                               $1,221,696                   $  924,540
214 E. Chestnut Street
#1201
Chicago, Illinois 60611

William Stoll                                $1,221,696                   $  924,540
2604 College Avenue
Berkeley, California  94704

Stephanie Hamilton                           $1,221,696                   $  924,540
7015 Williamsburg Drive
Sylvania, Ohio 43560


                         [Continued on following page.]

                             Stoll Debenture Holders

Virginia Hiteshew                     $ 1,221,696               $   924,540
1404 North Astor Street
Chicago, Illinois 60610

James Stoll                           $ 1,222,032               $   924,800
4240 Crooked Tree S.W.
#11
Wyoming, Michigan 49509

Suzanne Voss                          $ 1,222,032               $   924,800
1474 West Byron Street
Chicago, Illinois 60613

Margaret Stoll                        $ 1,222,032               $   924,800
538 West Wrightwood
Apt. #2W
Chicago, Illinois 60614

Francis Stoll                         $ 1,222,032               $   924,800
                                      -----------               -----------
3410 14th Avenue, West
#3
Seattle, Washington 98119


TOTAL                                 $16,800,000               $12,713,680

                                   EXHIBIT A-2


                            Scherer Debenture Holders

Debenture holder        Principal Amount of           Principal Amount of
Name and Address        Senior Debentures Held        Subordinated Debentures Held
----------------        ----------------------        ----------------------------
Northern News Company         $1,423,384                    $1,093,653
5131 Post Road                ----------                    ----------
Dublin, Ohio  43017



TOTAL                         $1,423,384                    $1,093,653

                                   EXHIBIT A-3


                            Michiana Debenture Holders


Debenture holder               Principal Amount of           Principal Amount of
Name and Address              Senior Debentures Held        Subordinated Debentures Held
----------------              ----------------------        ----------------------------
Thaddeus S. Majerek                  $1,785,000               $   1,380,873.96
2232 South 11th Street
Niles, Michigan 49120

Thaddeus A. Majerek                  $  332,500               $     257,221.62
2232 South 11th Street
Niles, Michigan 49120

Michael J. Majerek                   $  332,500               $     257,221.62
2232 South 11th Street
Niles, Michigan 49120

David W. Majerek                     $  175,000               $     135,379.80
2232 South 11th Street
Niles, Michigan 49120

Jeffrey A. Majerek                   $  175,000               $     135,379.80
2232 South 11th Street
Niles, Michigan 49120

Thomas E. Majerek                    $  175,000               $     135,379.80
2232 South 11th Street
Niles, Michigan 49120

Deborah A. Toman                     $  175,000               $     135,379.80
2232 South 11th Street
Niles, Michigan 49120

Jeanine E. Gilbert                   $  175,000               $     135,379.80
2232 South 11th Street
Niles, Michigan 49120

Anita M. Majerek                     $  175,000               $     135,379.80
                                     ----------               ----------------
2232 South 11th Street
Niles, Michigan 49120

TOTAL                                $3,500,000               $   2,707,596

                                                                       EXHIBIT B


                             UNITED MAGAZINE COMPANY

                                 SIGNATURE PAGE

                                       TO

                               DEBENTURE AGREEMENT


      The undersigned, desiring to become a party to the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among United Magazine Company, an Ohio corporation (the "Company"), the trustee for the holders of Debentures named in the Agreement, and those persons who have executed counterpart signature pages to the Agreement pursuant to the terms of the Agreement, who are to be listed in Exhibit A to the Agreement, hereby agrees to all of the terms and conditions of the Agreement and to be bound by all of the terms and provisions thereof.


Dated: _____________________, 1996
                                          ____________________________________
                                                      (Signature)


                                          ____________________________________
                                                      (Print Name)

                                    EXHIBIT C
No.__________                                                      $____________
                            UNITED MAGAZINE COMPANY

                         8% Senior Debentures Due 2002

      UNITED MAGAZINE COMPANY, an Ohio corporation (the "Company"), for value received, hereby promises to pay to ___________________________ , or registered assigns, the principal sum of____________________ Dollars on January 1, 2002, and to pay interest on said principal sum from the date hereof quarterly on January 1, April 1, July 1 and October 1 in each year commencing on the later of October 1, 1996 or the date of final closing of a particular acquisition (as described in Section 1 of the Agreement (as defined below)), at the rate of 8% per annum, from _____________, until the principal hereof has been paid or duly provided for.

      This Debenture is issued in accordance with the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among the Company, each person listed on Exhibit A thereto, and the trustee named under the Agreement, and is subject in all respect to the terms and conditions set forth in the Agreement, which provisions are hereby incorporated herein by reference to the same extent as though set forth herein in full, to all of which terms every holder of this Debenture consents by acceptance hereof.

      The interest payable with respect to any interest payment date will, as provided in the Agreement, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest, which shall be the fifteenth (15th) day (whether or not a business day) of December, March, June and September, as the case may be (each, a "Record Date"), next preceding such interest payment date. Subject to the principal repayment priorities established in Section 2 of the Agreement, payments of the principal of the Debentures shall be made quarterly on each interest payment date commencing April 1, 1997, in the amounts as set forth in the table in
Section 2 of the Agreement. Payments of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and will be paid by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register.

      The provisions of this Debenture relating to other matters are set forth on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth in this place.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by its officers thereunto duly authorized.

                                    UNITED MAGAZINE COMPANY


Effective Date: July 1, 1996        By:________________________________________
                                       Name:  Ronald E. Scherer
                                       Title:   Chairman

                                    By:________________________________________
                                       Name:  Ruth Hunter Smith
                                       Title:   Secretary

THE DEBENTURES EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS PURSUANT TO EXEMPTIONS FROM REGISTRATION, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (EACH A "TRANSFER") WITHOUT SUCH REGISTRATIONS UNLESS ONE OR MORE VALID EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF, OR SATISFACTORY TO, ITS LEGAL COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE FEDERAL AND STATE SECURITIES LAWS.

                             UNITED MAGAZINE COMPANY

                          8% Senior Debentures Due 2002

      This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 8% Senior Debentures Due 2002 (herein called the "Debentures"), limited to the aggregate principal amount of $41,000,000, all issued or to be issued under and pursuant to the Agreement.

      In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all Debentures may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Agreement.

      The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Agreement, expressly subordinate and subject in right of payment to the prior payment of certain obligations of the Company as specified in the Agreement and this Debenture is issued subject to the provisions of the Agreement with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

      Subject to the provisions of Section 7 of the Agreement, the Debentures may be redeemed at the discretion of the Company, in whole or from time to time in part, at a redemption price equal to the principal amount thereof together with accrued interest to the date of redemption. Notice of redemption shall be given and Debentures shall be redeemed as provided in the Agreement.

      Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

      At the office of the Company in Dublin, Ohio, and in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

      Upon due presentment for registration of transfer of this Debenture at the office of the Company in Dublin, Ohio, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, any paying agent, and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

      All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement unless otherwise specified herein.

                                    EXHIBIT D

No._____________                                                $______________

                             UNITED MAGAZINE COMPANY

                      10% Subordinated Debentures Due 2004

      UNITED MAGAZINE COMPANY, an Ohio corporation (the "Company"), for value received, hereby promises to pay to___________________________, or registered assigns, the principal sum of________________________ Dollars on January 1, 2004, and to pay interest on said principal sum from the date hereof quarterly on January 1, April 1, July 1 and October 1 in each year commencing on the later of October 1, 1996 or the date of final closing of a particular acquisition (as described in Section 1 of the Agreement (as defined below)), at the rate of 10% per annum, from _________________, until the principal hereof has been paid or duly provided for.

      This Debenture is issued in accordance with the Debenture Agreement dated as of October 9, 1996 (the "Agreement"), among the Company, each person listed on Exhibit A thereto, and the trustee named under the Agreement, and is subject in all respect to the terms and conditions set forth in the Agreement, which provisions are hereby incorporated herein by reference to the same extent as though set forth herein in full, to all of which terms every holder of this Debenture consents by acceptance hereof.

      The interest payable with respect to any interest payment date will, as provided in the Agreement, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest, which shall be the fifteenth (15th) day (whether or not a business day) of December, March, June and September, as the case may be (each, a "Record Date"), next preceding such interest payment date. Subject to the principal repayment priorities established in Section 3 of the Agreement, payments of the principal of the Debentures shall be made quarterly on each interest payment date, commencing April 1, 1999, in the amounts as set forth in the table in
Section 3 of the Agreement. Payments of the principal of and interest on this Debenture will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and will be paid by check mailed to the address of the person entitled thereto as such address shall appear on the Debenture Register.

      The provisions of this Debenture relating to other matters are set forth on the reverse hereof, and such provisions shall for all purposes have the same effect as though fully set forth in this place.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by its officers thereunto duly authorized.

                                    UNITED MAGAZINE COMPANY


Effective Date: July 1, 1996        By:________________________________________
                                       Name:  Ronald E. Scherer
                                       Title:   Chairman

                                    By:________________________________________
                                       Name:  Ruth Hunter Smith
                                       Title:   Secretary

THE DEBENTURES EVIDENCED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS PURSUANT TO EXEMPTIONS FROM REGISTRATION, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (EACH A "TRANSFER") WITHOUT SUCH REGISTRATIONS UNLESS ONE OR MORE VALID EXEMPTIONS FROM REGISTRATION ARE AVAILABLE AND THE COMPANY HAS RECEIVED AN OPINION OF, OR SATISFACTORY TO, ITS LEGAL COUNSEL THAT SUCH TRANSFER WOULD NOT VIOLATE FEDERAL AND STATE SECURITIES LAWS.

                             UNITED MAGAZINE COMPANY


                      10% Subordinated Debentures Due 2004

      This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 10% Subordinated Debentures Due 2004 (herein called the "Debentures"), limited to the aggregate principal amount of $33,000,000, all issued or to be issued under and pursuant to the Agreement.

      In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all Debentures may be declared, and upon such declaration shall become due and payable, in the manner, with the effect, and subject to the conditions provided in the Agreement.

      The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Agreement, expressly subordinate and subject in right of payment to the prior payment of certain obligations of the Company as specified in the Agreement and this Debenture is issued subject to the provisions of the Agreement with respect to such subordination. Each holder of this Debenture, by accepting the same, agrees to and shall be bound by such provisions.

      Subject to the provisions of Section 7 of the Agreement, the Debentures may be redeemed at the discretion of the Company, in whole or from time to time in part, at a redemption price equal to the principal amount thereof together with accrued interest to the date of redemption. Notice of redemption shall be given and Debentures shall be redeemed as provided in the Agreement.

      Interest on the Debentures shall be computed on the basis of a year of twelve 30-day months.

      At the office of the Company in Dublin, Ohio, and in the manner and subject to the limitations provided in the Agreement, but without payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

      Upon due presentment for registration of transfer of this Debenture at the office of the Company in Dublin, Ohio, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

      The Company, any paying agent, and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

      All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement unless otherwise specified herein.

                                    EXHIBIT E

                               SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (the "Agreement") is made and entered into this ___ day of ________, 1996, by and between United Magazine Company, an Ohio corporation, whose principal executive offices are located at 5131 Post Road, Dublin, Ohio 43017 ("Debtor"), and John J. Heiniger, as trustee for the Holders (as defined hereinbelow), whose mailing address is 2021 Adams Street, Toledo, Ohio 43624 ("Secured Party").


                                    RECITALS


      A. Pursuant to that certain Debenture Agreement dated as of October 9, 1996 (the "Debenture Agreement") among Debtor, certain individuals named on Exhibit A attached thereto (the "Holders") and Secured Party, who was appointed as trustee for the Holders under the Debenture Agreement, Debtor has issued to each of the Holders certain debentures as described more particularly below.

      B. In order to secure Debtor's obligations under such debentures, Debtor has agreed to execute this Agreement granting to Secured Party on behalf and for the benefit of the Holders a security interest in, among other things, all of Debtor's tangible and intangible personal property.

      NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Grant of Security Interest. To secure payment and performance of the Obligations (as defined below), Debtor grants to Secured Party a security interest in each and all of the following described property of Debtor (collectively, the "Collateral"):

            All of Debtor's inventory, accounts, receivables, general intangibles, instruments, records, equipment, supplies, leasehold improvements, fixtures, furniture, computer software, computer databases, computers, and all other tangible and intangible personal property now or hereafter owned, leased or used in business by Debtor and its subsidiaries, and all cash and non-cash proceeds thereof.

      2. Obligations Secured. This Agreement is being made for the purpose of securing all of Debtor's obligations (a) related to certain "8% Senior Debentures Due 2002" (the "Debentures") in the aggregate principal amount of $41,000,000 issued by Debtor in accordance with the terms and conditions of the Debenture Agreement, which is incorporated herein by reference, (b) under the Debenture Agreement and this Agreement, and (c) to pay Secured Party's cost of collecting the Obligations, of realization on Collateral and any expenditure of Secured Party pursuant hereto, including attorneys' fees and expenses, with interest at the maximum rate allowed by law from the date of the expenditure (collectively, the "Obligations"). The principal amount of the Debentures issued to each respective Holder is set forth opposite such Holder's name on Exhibit A to the Debenture Agreement.

      3. Insurance. Debtor shall maintain fire and extended coverage insurance on the Collateral, as applicable, with such coverages as are reasonable and customary in the wholesale periodical distribution industry. All policies of insurance shall name Secured Party as a loss payee and include a provision whereby Secured Party shall receive from the insurer not less than thirty (30) days prior written notice of the insurer's intention to cancel, amend, or modify such policy. If Debtor fails to provide or maintain any such insurance policies, Secured Party may obtain and maintain such insurance and pay the premiums thereon, and any amount paid by Secured Party shall be an additional obligation of Debtor secured under this Agreement.

      4. Warranties. Debtor warrants that: (a) Debtor owns all Collateral free and clear of all leases, security interests, liens, encumbrances, charges, liabilities, or claims of any nature, except for the Permitted Encumbrances (as defined hereinbelow) and the security interest created by this Agreement; (b) no financing statements covering all or any part of the Collateral are on file with the Secretary of State of Ohio, the recorder of any county, or any other recording office except with respect to any Permitted Encumbrance; and (c) by virtue of this Agreement and the perfection of the security interest granted hereby in accordance with applicable law, Secured Party has or will have a valid, enforceable, and perfected security interest in the Collateral subject only to the Permitted Encumbrances. Debtor shall defend any proceeding which may affect title to or Secured Party's security interests in any Collateral and shall indemnify Secured Party for all costs and expenses of Secured Party's defense.

      5. Location of Executive Office, Principal Place of Business and Collateral. Debtor warrants that: (a) Debtor's principal executive office and principal place of business are located at 5131 Post Road, Dublin, Ohio; (b) the Collateral is and will be kept at Debtor's principal executive office or its principal place of business or at such other places of business as are set forth on Exhibit A attached hereto (the "Facilities"); and (c) neither the location of Debtor's principal executive office or its principal place of business nor the location of the Collateral will be changed without written notice to Secured Party at least fifteen (15) days prior to any such change. The foregoing will not limit Debtor's ability to operate the Facilities in the ordinary course of business.

      6. Use of Collateral. Debtor shall not sell, assign, pledge, lease or otherwise transfer or encumber any Collateral (except that until an Event of Default occurs Debtor may sell its inventory in the ordinary course of business) and shall not change the location of any Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld.

      Notwithstanding anything herein to the contrary, and until an Event of Default occurs, (a) Debtor may, without the consent of Secured Party, sell, convey, lease or otherwise transfer, the Collateral or any part thereof in connection with a plant closing or other similar consolidation of operations pursuant and subject to the terms and conditions of Section 8(b) of the Debenture Agreement, provided that proceeds from any such sale, conveyance, lease, or other transfer shall be paid by Debtor to the Secured Party; (b) Secured Party shall not unreasonably withhold its consent to a consolidation or merger, or successive consolidations or mergers, of Debtor with or into any other corporation or corporations (whether or not affiliated with Debtor), or any sale, conveyance, lease, or other transfer, or successive sales, conveyances, leases, or other transfers, of all or substantially all of the property of Debtor to any other corporation (whether or not affiliated with Debtor), pursuant and subject to the terms and conditions of Section 10(a) of the Debenture Agreement, and (c) after the payment of $12,000,000 and accrued interest, on the Stoll Senior Debt, Debtor may, without the consent of Secured Party, sell, convey, lease, or otherwise transfer, any portion of the Collateral having a fair value, when added to the aggregate fair value of all such Collateral (and any other personal property secured by "Security Agreements" and any real property secured by "Mortgages", in either case, pursuant to the Debenture Agreement) previously sold, conveyed, leased, or otherwise transferred under this subsection (c), of no more than $6,000,000.

      7. Financing Statements. Debtor shall execute and deliver to Secured Party one or more financing statements, continuation statements, or amendments thereto, and such other instruments or notices as are reasonably necessary to perfect, protect, or preserve the security interest granted or purported to be granted by this Agreement.

      8. Permitted Encumbrances; Subordination. The term "Permitted Encumbrances" shall mean (a) the existing security interests (the "Encumbrances") set forth on Exhibit B attached hereto and any refinancing, deferrals, renewals, extensions and refunding of and amendments, modifications or supplements thereof, and (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Debentures, and (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount (including the indebtedness covered under (a) above) not to exceed at any one time eight percent (8%) of Debtor's consolidated net sales, and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in Debtor's business (the indebtedness secured by any of the Permitted Encumbrances is sometimes hereinafter collectively referred to as the "Senior Indebtedness"). Secured Party, for itself and on behalf of each of the Holders, shall execute and deliver to Debtor such documents as may be necessary to evidence or affirm the subordination of this security interest to all existing and any future Permitted Encumbrances. Notwithstanding anything in this Agreement to the contrary, the Debentures shall have priority both in payment and security over Debtor's "10% Subordinated Debentures Due 2004" issued pursuant to the Debenture Agreement.

      9. Execution of Documents. Debtor shall execute any documents and take such other actions as are necessary from time to time to perfect or protect the security interest granted or purported to be granted by this Agreement or to enable Secured Party to exercise or enforce its rights or remedies under this Agreement.

      10. Default. Upon the occurrence of an "Event of Default" (as defined hereinbelow), Secured Party shall be entitled to such rights and remedies as are set forth in this Agreement and in section 9 of the Debenture Agreement and, with respect to the Collateral, all rights and remedies of a secured party upon default under the Uniform Commercial Code (including without limitation Chapter 1309, Ohio Revised Code). In any action or proceeding to enforce its rights or remedies under this Agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and to receive directly all payments due or otherwise being made on any of the Collateral, and, upon notice to Debtor and application by Secured Party to any court of competent jurisdiction, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral without any requirement of bond or other security. For purposes of this Agreement, written notice delivered to Debtor at least fifteen (15) days prior to the date of public sale of any Collateral or fifteen (15) days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale. For purposes of this Agreement, an "Event of Default" shall mean any of the occurrences constituting "events of default" under section 9 of the Debenture Agreement.

      Secured Party's declaration of an Event of Default as provided above and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation, or reorganization proceeding.

      Notwithstanding anything in this Agreement to the contrary, only Secured Party and its successors and assigns, shall be entitled to declare an Event of Default under this Agreement and to exercise any remedies or commence any action, suit or proceeding to enforce any rights granted by this Agreement or pursuant to applicable law, and in no event shall any Holder have or be permitted to enforce any of such rights or remedies, unless such Holder is the named or a successor trustee under the Debenture Agreement and is acting in such capacity.

      11. Notices. All notices and other communications under this Agreement to be made to either Secured Party or Debtor shall be in writing and shall be deemed given (a) in the case of delivery, when delivered personally, by overnight express service or courier to the address set forth below and addressed to the party involved, (b) in the case of mailing, on the third (3rd) business day after the notice has been deposited in the United States Mails, sent by certified or registered mail, postage prepaid, addressed to the other party at the address as set forth below, and (c) in the case of telecopying, when the notice has been actually received by the other party (as evidenced by an electronic confirmation). The initial addresses of the parties hereto for the delivery of notices are as follows:


            If to Secured Party:   John J. Heiniger
                                   2021 Adams Street
                                   Toledo, Ohio  43624
                                   Facsimile No.: (419) 243-2207

            If to Debtor:          United Magazine Company
                                   5131 Post Road
                                   Dublin, Ohio 43017
                                   Facsimile No.:  (614) 792-2029
                                   Attention: Ruth Hunter Smith


Either party hereto may change the address at which notices are to be sent by the giving of notice of such change to the other party in accordance with the foregoing procedures.

      12. Governing Law. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of Ohio exclusive of conflict of law principles.

      13. Severability. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

      14. Venue. The parties to this Agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this Agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

      15. Nonwaiver. No failure by either party to insist upon compliance with any term of this Agreement or to exercise any option, enforce any right, or seek any remedy upon any default of either party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this Agreement.

      16. No Third Party Benefit. This Agreement is intended for the exclusive benefit of Debtor and Secured Party (as trustee on behalf and for the benefit of the Holders), and their respective heirs, successors, and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party other than the Holders as provided herein.

      17. Complete Agreement. This Agreement (including any exhibits and any documents incorporated into this Agreement by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this Agreement. No additions or other changes to this Agreement shall be binding upon either party unless made in writing and signed by all parties.

      18. Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all of the parties, whether or not all of the parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.

      19. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections and shall be ignored in construing this Agreement.

      20. Genders and Numbers. When permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders or numbers and each noun used in this Agreement includes the same noun in other numbers.

      21. Successors. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors and assigns of each party to this Agreement.

      22. Cumulative Effect. This Agreement is intended as additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.

      IN WITNESS WHEREOF, Debtor and Secured Party have each executed this Security Agreement as of ___________, 1996.

Signed and acknowledged in the        UNITED MAGAZINE COMPANY, an
presence of:                          Ohio corporation


___________________________________   By:__________________________________
Print Name:________________________      Ronald E. Scherer, as its Chief
                                         Executive Officer


___________________________________
Print Name:________________________


                                      SECURED PARTY:



___________________________________   __________________________________________
Print Name:________________________   John J. Heiniger, as trustee on behalf and
                                      for the benefit of the Holders (as defined
                                      hereinabove)
___________________________________
Print Name:________________________

                                    EXHIBIT E

                               SECURITY AGREEMENT


      THIS SECURITY AGREEMENT (the "Agreement") is made and entered into this ___ day of ________, 1996, by and between United Magazine Company, an Ohio corporation, whose principal executive offices are located at 5131 Post Road, Dublin, Ohio 43017 ("Debtor"), and John J. Heininger, as trustee for the Holders (as defined hereinbelow), whose mailing address is 2021 Adams Street, Toledo, Ohio 43624 ("Secured Party").


                                   RECITALS


      A. Pursuant to that certain Debenture Agreement dated as of October 9, 1996 (the "Debenture Agreement") among Debtor, certain individuals named on Exhibit A attached thereto (the "Holders") and Secured Party, who was appointed as trustee for the Holders under the Debenture Agreement, Debtor has issued to each of the Holders certain debentures as described more particularly below.

      B. In order to secure Debtor's obligations under such debentures, Debtor has agreed to execute this Agreement granting to Secured Party on behalf and for the benefit of the Holders a security interest in, among other things, all of Debtor's tangible and intangible personal property.

      NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Grant of Security Interest. To secure payment and performance of the Obligations (as defined below), Debtor grants to Secured Party a security interest in each and all of the following described property of Debtor (collectively, the "Collateral"):

            All of Debtor's inventory, accounts, receivables, general intangibles, instruments, records, equipment, supplies, leasehold improvements, fixtures, furniture, computer software, computer databases, computers, and all other tangible and intangible personal property now or hereafter owned, leased or used in business by Debtor and its subsidiaries, and all cash and non-cash proceeds thereof.

      2. Obligations Secured. This Agreement is being made for the purpose of securing all of Debtor's obligations (a) related to certain "10% Subordinated Debentures Due 2004" (the "Debentures") in the aggregate principal amount of $33,000,000 issued by Debtor in accordance with the terms and conditions of the Debenture Agreement, which is incorporated herein by reference, (b) under the Debenture Agreement and this Agreement, and (c) to pay Secured Party's cost of collecting the Obligations, of realization on Collateral and any expenditure of Secured Party pursuant hereto, including attorneys' fees and expenses, with interest at the maximum rate allowed by law from the date of the expenditure (collectively, the "Obligations"). The principal amount of the Debentures issued to each respective Holder is set forth opposite such Holder's name on Exhibit A to the Debenture Agreement.

      3. Insurance. Debtor shall maintain fire and extended coverage insurance on the Collateral, as applicable, with such coverages as are reasonable and customary in the wholesale periodical distribution industry. All policies of insurance shall name Secured Party as a loss payee and include a provision whereby Secured Party shall receive from the insurer not less than thirty (30) days prior written notice of the insurer's intention to cancel, amend, or modify such policy. If Debtor fails to provide or maintain any such insurance policies, Secured Party may obtain and maintain such insurance and pay the premiums thereon, and any amount paid by Secured Party shall be an additional obligation of Debtor secured under this Agreement.

      4. Warranties. Debtor warrants that: (a) Debtor owns all Collateral free and clear of all leases, security interests, liens, encumbrances, charges, liabilities, or claims of any nature, except for the Permitted Encumbrances (as defined hereinbelow) and the security interest created by this Agreement; (b) no financing statements covering all or any part of the Collateral are on file with the Secretary of State of Ohio, the recorder of any county, or any other recording office except with respect to any Permitted Encumbrance; and (c) by virtue of this Agreement and the perfection of the security interest granted hereby in accordance with applicable law, Secured Party has or will have a valid, enforceable, and perfected security interest in the Collateral subject only to the Permitted Encumbrances. Debtor shall defend any proceeding which may affect title to or Secured Party's security interests in any Collateral and shall indemnify Secured Party for all costs and expenses of Secured Party's defense.

      5. Location of Executive Office, Principal Place of Business and Collateral. Debtor warrants that: (a) Debtor's principal executive office and principal place of business are located at 5131 Post Road, Dublin, Ohio; (b) the Collateral is and will be kept at Debtor's principal executive office or principal place of business or at such other places of business as are set forth on Exhibit A attached hereto (the "Facilities"); and (c) neither the location of Debtor's principal executive office or its principal place of business nor the location of the Collateral will be changed without written notice to Secured Party at least fifteen (15) days prior to any such change. The foregoing will not limit Debtor's ability to operate the Facilities in the ordinary course of business.

      6. Use of Collateral. Debtor shall not sell, assign, pledge, lease or otherwise transfer or encumber any Collateral (except that until an Event of Default occurs Debtor may sell its inventory in the ordinary course of business) and shall not change the location of any Collateral without the prior written consent of Secured Party, which consent shall not be unreasonably withheld. Notwithstanding anything herein to the contrary, and until an Event of Default occurs, (a) Debtor may, without the consent of Secured Party, sell, convey, lease or otherwise transfer, the Collateral or any part thereof in connection with a plant closing or other similar consolidation of operations pursuant and subject to the terms and conditions of Section 8(b) of the Debenture Agreement, provided that proceeds from any such sale, conveyance, lease, or other transfer shall be paid by Debtor to the Secured Party; (b) Secured Party shall not unreasonably withhold its consent to a consolidation or merger, or successive consolidations or mergers, of Debtor with or into any other corporation or corporations (whether or not affiliated with Debtor), or any sale, conveyance, lease, or other transfer, or successive sales, conveyances, leases, or other transfers, of all or substantially all of the property of Debtor to any other corporation (whether or not affiliated with Debtor), pursuant and subject to the terms and conditions of Section 10(a) of the Debenture Agreement, and (c) after the payment of $12,000,000 and accrued interest, on the Stoll Senior Debt, Debtor may, without the consent of Secured Party, sell, convey, lease, or otherwise transfer, any portion of the Collateral having a fair value, when added to the aggregate fair value of all such Collateral (and any other personal property secured by "Security Agreements" and any real property secured by "Mortgages", in either case, pursuant to the Debenture Agreement) previously sold, conveyed, leased, or otherwise transferred under this subsection (c), of no more than $6,000,000.

      7. Financing Statements. Debtor shall execute and deliver to Secured Party one or more financing statements, continuation statements, or amendments thereto, and such other instruments or notices as are reasonably necessary to perfect, protect, or preserve the security interest granted or purported to be granted by this Agreement.

      8. Permitted Encumbrances; Subordination. The term "Permitted Encumbrances" shall mean (a) the existing security interests (the "Encumbrances") set forth on Exhibit B attached hereto and any refinancing, deferrals, renewals, extensions and refunding of and amendments, modifications or supplements thereof, and (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Debentures, and (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount (including the indebtedness covered under (a) above) not to exceed at any one time eight percent (8%) of Debtor's consolidated net sales, and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in Debtor's business, and

(e) Encumbrances granted to secure indebtedness evidenced by Debtor's "8% Senior Debentures Due 2002" issued in accordance with the Debenture Agreement (the "Senior Debentures"), and (f) Encumbrances granted to secure the principal of and premium, if any, and interest on (i) all indebtedness subject to a security interest or mortgage of Debtor and any subsidiary in which Debtor holds at least 51% of the voting stock ("Controlled Subsidiary"), whether presently existing or hereafter incurred, including without limitation, (A) for money borrowed by Debtor or any Controlled Subsidiary (including lease financing indebtedness),
(B) for money borrowed by others (including lease financing indebtedness) and guaranteed, directly or indirectly, by Debtor or any Controlled Subsidiary, or
(C) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by Debtor or any Controlled Subsidiary, for the payment of which Debtor or any Controlled Subsidiary is directly or contingently liable; and (ii) all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness, provided that by the terms of the instrument creating or evidencing any such indebtedness referred to in clause (i) above, it is expressly provided that such indebtedness is superior in right of payment to the Debentures (the indebtedness secured by any of the Permitted Encumbrances is sometimes hereinafter collectively referred to as the "Senior Indebtedness"). As used herein, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond, or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation, or otherwise, but does not include any trade accounts payable. Secured Party, for itself and on behalf of each of the Holders, shall execute and deliver to Debtor such documents as may be necessary to evidence or affirm the subordination of this security interest to all existing and any future Permitted Encumbrances. Notwithstanding anything in this Agreement to the contrary, the Debentures shall be subordinate both in priority of payment and security to the Senior Debentures.

      9. Execution of Documents. Debtor shall execute any documents and take such other actions as are necessary from time to time to perfect or protect the security interest granted or purported to be granted by this Agreement or to enable Secured Party to exercise or enforce its rights or remedies under this Agreement.

      10. Default. Upon the occurrence of an "Event of Default" (as defined hereinbelow), Secured Party shall be entitled to such rights and remedies as are set forth in this Agreement and in section 9 of the Debenture Agreement and, with respect to the Collateral, all rights and remedies of a secured party upon default under the Uniform Commercial Code (including without limitation Chapter 1309, Ohio Revised Code). In any action or proceeding to enforce its rights or remedies under this Agreement, Secured Party shall be entitled forthwith to immediate exclusive possession and control of the Collateral and to receive directly all payments due or otherwise being made on any of the Collateral, and, upon notice to Debtor and application by Secured Party to any court of competent jurisdiction, shall be entitled to an order giving such immediate exclusive possession and control to Secured Party or, if Secured Party so elects, to an order appointing a receiver for the Collateral without any requirement of bond or other security. For purposes of this Agreement, written notice delivered to Debtor at least fifteen (15) days prior to the date of public sale of any Collateral or fifteen (15) days prior to the date after which private sale or other disposition of any Collateral will be made shall constitute reasonable notice of any such sale. For purposes of this Agreement, an "Event of Default" shall mean any of the occurrences constituting "events of default" under section 9 of the Debenture Agreement.

      Secured Party's declaration of an Event of Default as provided above and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation, or reorganization proceeding.

      Notwithstanding anything in this Agreement to the contrary, only Secured Party and its successors and assigns, shall be entitled to declare an Event of Default under this Agreement and to exercise any remedies or commence any action, suit or proceeding to enforce any rights granted by this Agreement or pursuant to applicable law, and in no event shall any Holder have or be permitted to enforce any of such rights or remedies, unless such Holder is the named or a successor trustee under the Debenture Agreement and is acting in such capacity.

      11. Notices. All notices and other communications under this Agreement to be made to either Secured Party or Debtor shall be in writing and shall be deemed given (a) in the case of delivery, when delivered personally, by overnight express service or courier to the address set forth below and addressed to the party involved, (b) in the case of mailing, on the third (3rd) business day after the notice has been deposited in the United States Mails, sent by certified or registered mail, postage prepaid, addressed to the other party at the address as set forth below, and (c) in the case of telecopying, when the notice has been actually received by the other party (as evidenced by an electronic confirmation). The initial addresses of the parties hereto for the delivery of notices are as follows:


            If to Secured Party:   John J. Heiniger
                                   2021 Adams Street
                                   Toledo, Ohio  43624
                                   Facsimile No.: (419) 243-2207

            If to Debtor:          United Magazine Company
                                   5131 Post Road
                                   Dublin, Ohio 43017
                                   Facsimile No.:  (614) 792-2029
                                   Attention: Ruth Hunter Smith


Either party hereto may change the address at which notices are to be sent by the giving of notice of such change to the other party in accordance with the foregoing procedures.

      12. Governing Law. All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement shall be construed and resolved under the laws of Ohio exclusive of conflict of law principles.

      13. Severability. The intention of the parties to this Agreement is to comply fully with all laws and public policies, and this Agreement shall be construed consistently with all laws and public policies to the extent possible. If and to the extent that any court of competent jurisdiction determines it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding shall in no way affect the validity of the other provisions of this Agreement, which shall remain in full force and effect.

      14. Venue. The parties to this Agreement hereby designate the Court of Common Pleas of Franklin County, Ohio, as a court of proper jurisdiction and exclusive venue for any actions or proceedings relating to this Agreement; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the Court of Common Pleas of Franklin County, Ohio.

      15. Nonwaiver. No failure by either party to insist upon compliance with any term of this Agreement or to exercise any option, enforce any right, or seek any remedy upon any default of either party shall affect or constitute a waiver of the first party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default; nor shall any custom or practice of the parties at variance with any provision of this Agreement affect, or constitute a waiver of, either party's right to demand strict compliance with the provisions of this Agreement.

      16. No Third Party Benefit. This Agreement is intended for the exclusive benefit of Debtor and Secured Party (as trustee on behalf and for the benefit of the Holders), and their respective heirs, successors, and assigns, and nothing contained in this Agreement shall be construed as creating any rights or benefits in or to any third party other than the Holders as provided herein.

      17. Complete Agreement. This Agreement (including any exhibits and any documents incorporated into this Agreement by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this Agreement. No additions or other changes to this Agreement shall be binding upon either party unless made in writing and signed by all parties.

      18. Counterparts. This Agreement may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all of the parties, whether or not all of the parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.

      19. Captions. The captions of the various sections of this Agreement are not part of the context of this Agreement, but are only labels to assist in locating those sections and shall be ignored in construing this Agreement.

      20. Genders and Numbers. When permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders or numbers and each noun used in this Agreement includes the same noun in other numbers.

      21. Successors. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the respective heirs, personal representatives, successors and assigns of each party to this Agreement.

      22. Cumulative Effect. This Agreement is intended as additional security to Secured Party and does not supersede, waive, or otherwise affect any other security interests, guarantees, or other agreements between Secured Party and Debtor.

      IN WITNESS WHEREOF, Debtor and Secured Party have each executed this Security Agreement as of ___________, 1996.

Signed and acknowledged in the        UNITED MAGAZINE COMPANY, an
presence of:                          Ohio corporation


_________________________________     By:___________________________________
Print Name:______________________         Ronald E. Scherer, as its Chairman


_________________________________
Print Name:______________________


                                      SECURED PARTY:



_________________________________     _______________________________________
Print Name:______________________     John J. Heiniger, as trustee on behalf and
                                      for the benefit of the Holders (as defined
                                      hereinabove)
_________________________________
Print Name:______________________

                                    EXHIBIT F


                          MORTGAGE, ASSIGNMENT OF RENTS
                       AND LEASES, AND SECURITY AGREEMENT


      THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (the "Mortgage") is made and entered into this ___ day of ________, 1996, by and between United Magazine Company, an Ohio corporation, whose principal executive offices are located at 5131 Post Road, Dublin, Ohio 43017 ("Mortgagor"), and John J. Heiniger, as trustee for the Holders (as defined hereinbelow), whose mailing address is 2021 Adams Street, Toledo, Ohio 43624 ("Mortgagee"). Mortgagor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants with mortgage covenants to Mortgagee and its successors and assigns, on behalf and for the benefit of Holders, the real property described more particularly on Exhibit A attached hereto and incorporated herein by reference (the "Property").

      Mortgagor also grants to Mortgagee all of the rents, issues, and profits which may arise or be had from the Property or any of it and the estate, right, title, and interest, either in law or in equity, which Mortgagor now has or may hereafter acquire in and to all of the Property; all buildings and improvements now existing or hereafter constructed or placed on the Property; all fixtures of whatever kind and nature including without limitation all heating, lighting, sprinkling, plumbing, air conditioning, and ventilating machinery, equipment, engines, boilers, incinerators, building materials, appliances, and all other items intended or designated to be incorporated into the building located on the Property which is physically affixed or annexed to the Property; all attached carpeting, wall and floor coverings; all pipes, conduits, pumps, boilers, tanks, motors, engines and furnaces; and all parts, accessories, attachments, additions, and other replacements thereof, of every kind and description.

      The Property and the buildings, improvements, and other items enumerated in the preceding paragraph are sometimes hereinafter referred to collectively as the "Premises".

      This Mortgage is given by Mortgagor for the purpose of securing Mortgagor's obligations related to certain "8% Senior Debentures Due 2002" (the "Debentures") in the aggregate principal amount of $41,000,000 issued by Mortgagor in accordance with the terms and conditions of that certain Debenture Agreement dated as of October 9, 1996 (the "Debenture Agreement") among Mortgagor, the individuals named on Exhibit A attached thereto (the "Holders") and Mortgagee, which Debenture Agreement is incorporated herein by reference. The principal amount of the Debentures issued to each respective Holder is set forth opposite such Holder's name on Exhibit A to the Debenture Agreement.

      This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the state in which the Property is located (the "Code") with respect to any of the collateral described in the second paragraph of this Mortgage, above, which may be subjected to a security interest under the Code.

1.    Covenants of Mortgagor

      Mortgagor, for itself and its successors and assigns, hereby covenants with Mortgagee, its successors and assigns, that Mortgagor holds a valid fee simple interest in the Premises; that it has the right to bargain and sell the same in the manner and form as set forth in this Mortgage; that the Premises are free from all liens and encumbrances whatsoever except real estate taxes and assessments not presently due and payable, zoning laws, and the Permitted Encumbrances (as defined hereinbelow); that Mortgagor will warrant and defend the Premises and the appurtenances thereto to Mortgagee, its successors and assigns, forever, against all claims and demands whatsoever except the above-described exceptions; and hereby covenants and agrees:

      a. Payments. To make all payments of principal, interest and other sums due under the Debentures in accordance with, and at the times and in the amounts required by, the terms of the Debenture Agreement.

      b. Taxes. To pay before they become delinquent all taxes (both general and special), assessments, water rents, fines or impositions, and governmental charges levied or assessed against the Premises or any part thereof or interest therein.

      c. Insurance. To keep all buildings and other improvements now existing or hereafter erected on the Premises insured against loss or damage by fire and such other hazards typically covered by broad form casualty insurance and to maintain comprehensive public liability insurance with respect to the Premises. All policies of insurance shall include standard mortgagee and loss payable clauses in favor of Mortgagee and a provision for each such insurer to give Mortgagee not less than thirty (30) days prior written notice of the insurer's intention to cancel, amend, or modify any policy. All premiums relating to such insurance shall be paid promptly. In the event of loss, Mortgagor shall give Mortgagee prompt notice thereof in accordance with section 9 of this Mortgage. If any portion of the Premises shall be damaged or partially or totally destroyed while this Mortgage is in effect, the net proceeds payable from any insurance policy as a result of such damage or destruction shall be paid over to Mortgagor and used to repair, rebuild, or restore the Premises or, if Mortgagor elects to not repair, rebuild, or restore the Premises, subject to section 2 hereof, to reduce the indebtedness secured by this Mortgage, whether due or not.

      d. Maintenance and Repair. To keep and maintain all buildings, improvements, appurtenances, fixtures, and other property now or hereafter comprising a part of the Premises in good condition and repair and to comply with all laws, ordinances, regulations, and requirements of all legally constituted authorities respecting the Premises and the use of the Premises.

      e. Liens and Encumbrances. To keep the Premises free and clear of all mortgages, security interests, liens, encumbrances, easements, restrictions, encroachments or other claims except as provided in section 2 hereinbelow.

      f. Waste; Unlawful Acts; Etc. Not to commit, suffer, or permit any waste on, of, or to the Premises, nor use or permit the use of any portion thereof for any unlawful act, or any action that would materially diminish or impair the value of the Premises or the lien or security of this Mortgage.

      g. Removal, Alteration of Improvements. Not to remove, demolish, or substantially alter any building or improvement now or hereafter comprising a part of the Premises in any manner that would substantially diminish the value of the Premises without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

      h. Transfers and Conveyances of Premises. Not to sell, assign, convey, lease, or sublease all or any substantial part of the Premises, or any legal or equitable interest therein, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

      Notwithstanding anything herein to the contrary, and until an Event of Default occurs, (i) Mortgagor may, without the consent of Mortgagee, sell, convey, lease or otherwise transfer, the Premises or any part thereof in connection with a plant closing or other similar consolidation of operations pursuant and subject to the terms and conditions of Section 8(b) of the Debenture Agreement, provided that proceeds from any such sale, conveyance, lease, or other transfer shall be paid by Mortgagor to the Mortgagee; (ii) Mortgagee shall not unreasonably withhold its consent to a consolidation or merger, or successive consolidations or mergers, of Mortgagor with or into any other corporation or corporations (whether or not affiliated with Mortgagor), or any sale, conveyance, lease, or other transfer, or successive sales, conveyances, leases, or other transfers, of all or substantially all of the property of Mortgagor to any other corporation (whether or not affiliated with Mortgagor), pursuant and subject to the terms and conditions of Section 10(a) of the Debenture Agreement, and (iii) after the payment of $12,000,000 and accrued interest, on the Stoll Senior Debt, Mortgagor may, without the consent of Mortgagee, sell, convey, lease, or otherwise transfer, all or any portion of the Premises having a fair value, when added to the aggregate fair value of the portion of the Premises (and any other real property secured by "Mortgages" and any personal property secured by "Security Agreements", in either case, pursuant to the Debenture Agreement) previously sold, conveyed, leased, or otherwise transferred under this subsection (iii), of no more than $6,000,000.

      i. Further Assurances. To execute and deliver to Mortgagee and to any subsequent holder from time to time, such further documents or instruments, including, but not limited to, mortgages, security agreements, financing statements, and assignments, that are reasonably necessary so as to perfect the evidence of the obligations secured by this Mortgage and the lien of Mortgagee on all or any part of the Premises intended to be hereby mortgaged.

      j. Lease of Premises. If, at any time, any of the Premises not released from this Mortgage under section 1.h. above are subject to a lease or leasing arrangements, to comply with and observe in all material respects and at all times Mortgagor's obligations as landlord under all leases of space on or within the Premises or any part thereof. Unless otherwise consented to by Mortgagee, which consent shall not be unreasonable withheld, all leases of the Premises or any part thereof (other than currently existing leases, which need not be modified) shall specifically provide that such leases are subordinate to this Mortgage; that the tenant attorns to Mortgagee, such attornment to be effective upon Mortgagee's acquisition of title to the Premises; that the tenant agrees to execute such further evidences of attornment as Mortgagee may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that Mortgagee may, at Mortgagee's option, accept or reject such attornments. Except as otherwise provided herein, Mortgagor shall not, without the prior written consent of Mortgagee, enter into, modify in any material respect, surrender, or terminate, either orally or in writing, any lease now existing or hereafter made of all or any part of the Premises which are not released from this Mortgage, permit an assignment of such a lease without Mortgagee's written consent, or request or consent to the subordination of any lease of all or any part of the Premises to any lien subordinate to this Mortgage, which consent shall not be unreasonably withheld.

      k. Assignment of Rents and Revenues. That as part of the consideration for the indebtedness recited herein, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee all of Mortgagor's right, title and interest in and to the rents and revenues of the Premises, if any, which are now due or which may become due in the future by virtue of any lease, sublease, or other agreement for the occupancy or use of all or any part of the Premises. Mortgagor hereby authorizes Mortgagee or Mortgagee's agents to collect such rents and revenues and hereby directs each tenant to pay such rents to Mortgagee or Mortgagee's agents; provided that until the occurrence of an Event of Default (as defined and set forth in section 5 hereinbelow), Mortgagor shall collect and receive all rents and revenues as trustee for the benefit of Mortgagee, to apply the rents and revenues so collected to the sums secured by this Mortgage with the balance, so long as no such uncured breach has occurred, to the account of Mortgagor, it being intended by Mortgagor and Mortgagee that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon the occurrence of an Event of Default, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Premises in person, by agent or by a court-appointed receiver, Mortgagee shall immediately be entitled to possession of all rents and revenues of the Premises as specified in this section as such rents become due and payable, including but not limited to rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Mortgagor as trustee for the benefit of Mortgagee. Commencing upon the occurrence of an Event of Default, each tenant of the Premises shall make such rents payable to and pay such rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant therefor, delivered to each tenant personally, by mail or delivering such demand to the portion of the Premises as is occupied by each respective tenant, without any liability on the part of such tenant to inquire further as to the existence of a default by Mortgagor. Mortgagor hereby represents and warrants to Mortgagee that it has not executed any prior assignment of such rents and has not executed, and will not execute, any instrument, which would prevent Mortgagee from exercising its rights under this section; that at the time of execution of this Mortgage there has been no anticipation or prepayment of any of rent under any lease for more than one month prior to the due dates of such rents; and that Mortgagor will not hereafter collect or accept payment of any rents more than one month prior to the due dates of such rents.

      l. Environmental Matters. That, to the best of Mortgagor's actual knowledge: (i) the Premises are in compliance in all material respects with all "Environmental Laws" (as defined below); (ii) there are no conditions existing currently which require cleanup, removal, remedial action, or other response by Mortgagor pursuant to Environmental Laws; (iii) Mortgagor is not a party to any litigation or administrative proceeding which asserts or alleges that Mortgagor violated any Environmental Laws; and (iv) neither the Premises nor Mortgagor are subject to any judgment, decree, order, or citation related to or arising out of an alleged violation of any Environmental Laws.

      For purposes of this Mortgage: (i) "Environment" or "Environmental" shall mean any water or water vapor, any land including land surface or subsurface, air, fish, wildlife, biota and all other natural resources; and (ii) "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Clean Air Act of 1970, as amended (42 U.S.C. Section 7401, et seq.), the Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, et seq.), the Atomic Energy Act (23 U.S.C. Section 2011, et seq.), and Chapter 3745 of the Ohio Administrative Code.

      Mortgagor covenants and agrees to comply with all applicable Environmental Laws and to advise Mortgagee in writing promptly after Mortgagor becomes aware of any condition or circumstance which makes the warranties contained in this section incomplete or inaccurate. Any failure of Mortgagor to comply in any material respect with the Environmental Laws shall be an Event of Default under this Mortgage.

2. Permitted Encumbrances; Subordination. The term "Permitted Encumbrances" shall mean (a) the existing mortgages, encumbrances, easements, restrictions, encroachments and other claims with respect to the Premises (collectively, "Encumbrances") set forth on Exhibit "B" hereto and any refinancing, deferrals, renewals, extensions and refunding of and amendments, modifications or supplements thereof, and (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Debentures, and (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount (including the indebtedness covered under (a) above) not to exceed at any one time eight percent (8%) of

Mortgagor's consolidated net sales, and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in Mortgagor's business (the indebtedness secured by any of the Permitted Encumbrances is sometimes hereinafter collectively referred to as the "Senior Indebtedness"). Mortgagee, for itself and on behalf of each of the Holders, shall execute and deliver to Mortgagor such documents as may be necessary to evidence or affirm the subordination of this mortgage to all existing and any future Permitted Encumbrances. Notwithstanding anything in this Mortgage to the contrary, the Debentures shall have priority both in payment and security over Mortgagor's "10% Subordinated Debentures Due 2004" issued pursuant to the Debenture Agreement.

3.    Failure to Comply with Obligations

      Upon the failure of Mortgagor: (a) to perform any obligation to be performed by Mortgagor under this Mortgage or to pay any taxes, assessments, insurance premiums, or other payments provided for under this Mortgage, (b) to pay the cost and expense of maintaining the Premises in the state of repair and condition required by this Mortgage, (c) to defend its title to the Premises, or
(d) to discharge and pay prior to delinquency any lien or title claimed to have priority over the lien of this Mortgage (except as otherwise permitted herein), Mortgagee, or its successors and assigns, may perform such obligations, pay such taxes, assessments, insurance premiums, or payments, pay the cost and expense of defending or clearing such title, pay the cost and expense of such repair or maintenance, and pay any and all amounts paid out by Mortgagee in connection therewith, including attorneys' fees and costs, shall be deemed to have been paid to protect the Premises and shall be and become additional indebtedness secured by this Mortgage.

4.    Condemnation

      If any portion of the Premises is condemned under any power, or threatened power, of eminent domain, or acquired for a public use, at any time, the net proceeds of any condemnation award paid as a result of such condemnation or acquisition shall be used to repair, rebuild, or restore the Premises or, if Mortgagor elects to not repair, rebuild or restore the Premises, subject to section 2 hereof, to reduce the indebtedness secured by this Mortgage, whether due or not.

5.    Default

      Upon the occurrence of an "Event of Default" (as defined hereinbelow), Mortgagee shall be entitled to such rights and remedies as are set forth in section 9 of the Debenture Agreement and this Mortgage shall become subject to foreclosure. In such event, Mortgagee shall, as a matter of right and to the extent permitted by applicable law and without regard to the adequacy of the Premises as security, be entitled to the appointment of a receiver for all or any part of the Premises, whether such receivership is incidental to a proposed judicial sale of the Premises or otherwise, and Mortgagor hereby consents to the appointment of such a receiver and covenants not to oppose any such appointment. In the event of foreclosure, the Premises may be sold in their entirety, or as two or more parcels, at the sole discretion of Mortgagee. For purposes of this Mortgage, an "Event of Default" shall mean any of the occurrences constituting "events of default" under section 9 of the Debenture Agreement.

      Mortgagee's declaration of an Event of Default as provided above and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation, or reorganization proceeding.

      Notwithstanding anything in this Mortgage to the contrary, only Mortgagee and its successors and assigns, shall be entitled to declare an Event of Default under this Mortgage and to exercise any remedies or commence any action, suit or proceeding to enforce any rights granted by this Mortgage or pursuant to applicable law, and in no event shall any Holder have or be permitted to enforce any of such rights or remedies, unless such Holder is named as trustee, or is a successor trustee, under the Debenture Agreement and is acting in such capacity.

6.    Rights of Payees or Holders of Debentures

      The payees of the Debentures secured by this Mortgage may, at any time, by written agreement with Mortgagor or any successor in interest, and without notice to any other person, renew or extend the time for payment of the indebtedness secured by this Mortgage, or any part thereof, or increase or decrease the rate of interest thereon, without thereby affecting this Mortgage or its priority over any junior liens or encumbrances, and without releasing any person from liability.

7.    Notices

      All notices and other communications under this Mortgage to be made to either Mortgagee or Mortgagor shall be in writing and shall be deemed given (a) in the case of delivery, when delivered personally, by overnight express service or courier to the address set forth below and addressed to the party involved,
(b) in the case of mailing, on the third (3rd) business day after the notice has been deposited in the United States Mails, sent by certified or registered mail, postage prepaid, addressed to the other party at the address as set forth below, and (c) in the case of telecopying, when the notice has been actually received by the other party (as evidenced by an electronic confirmation). The initial addresses of the parties hereto for the delivery of notices are as follows:

            If to Mortgagee:  John J. Heiniger
                              2021 Adams Street
                              Toledo, Ohio  43624
                              Facsimile No.: (419) 243-2207

            If to Mortgagor:  United Magazine Company
                              5131 Post Road
                              Dublin, Ohio 43017
                              Facsimile No.: (614) 792-2029
                              Attention: Ruth Hunter Smith


Either party hereto may change the address at which notices are to be sent by the giving of notice of such change to the other party in accordance with the foregoing procedures.

8.    Cumulative Rights

      The rights and remedies afforded Mortgagee under this Mortgage are cumulative and Mortgagee, on behalf and for the benefit of the Holders, may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting, and without affecting or impairing the security of any right or remedy afforded by this Mortgage.

9.    Severability

     The unenforceability or invalidity of any one or more provisions, clauses, sentences, or paragraphs of this Mortgage shall not render any other provision, clause, sentence, or paragraph contained in this Mortgage unenforceable or invalid.

10.   Governing Law

     All questions concerning the validity or meaning of this Mortgage or relating to the rights and obligations of the parties with respect to performance under this Mortgage shall be construed and resolved under the laws of the state in which the Property is located.

11.   Venue

     The parties to this Mortgage hereby designate the courts of the state and county in which the Property is located, as courts of proper jurisdiction and venue for any actions or proceedings relating to this Mortgage; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the courts of the state and county in which the Property is located.

12.   Waiver of Rights

     Mortgagee's failure to exercise any option, right or remedy under any provision of the Debenture Agreement, this Mortgage or any other document, instrument or agreement evidencing, securing or otherwise executed in connection the Debentures (collectively, the "Debenture Documents") shall not constitute or be deemed a waiver of Mortgagee's right to exercise such option, right or remedy with respect to any past or any subsequent violation of any term or condition of the Debenture Agreement, this Mortgage or any other Debenture Document.

13.   Access to Premises

     Any person authorized by Mortgagee shall have the right to enter upon and inspect the Premises at all reasonable times; provided that Mortgagor shall be given reasonable advance notice of any such entry and the right of entry shall be subject to the rights of tenants of space within the Premises.

14.   Successors and Assigns

     This Mortgage and all terms, conditions, provisions and covenants hereof shall inure to the benefit of and shall bind the successors and assigns of the parties to this Mortgage; provided that if Mortgagor shall pay the Debentures according to their terms, together with all interest, taxes, assessments, and other sums, amounts or charges which may be payable to Mortgagee and if the terms, covenants, provisions and conditions contained in this Mortgage, the Debenture Agreement, and all of the other Debenture Documents are fully and timely satisfied and performed by Mortgagor as required thereunder, then this Mortgage shall be void and of no further force and effect.

     15. No Third Party Benefit. This Mortgage is intended for the exclusive benefit of Mortgagor and Mortgagee (as trustee on behalf and for the benefit of the Holders), and their respective heirs, successors, and assigns, and nothing contained in this Mortgage shall be construed as creating any rights or benefits in or to any third party other than the Holders as provided herein.

16. Captions. The captions of the various sections of this Mortgage are not part of the context of this Mortgage, but are only labels to assist in locating those sections and shall be ignored in construing this Mortgage.

17. Complete Agreement. This Mortgage (including any exhibits and any documents incorporated into this Mortgage by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this Mortgage. No additions or other changes to this Mortgage shall be binding upon either party unless made in writing and signed by each party.

18. Counterparts. This Mortgage may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all parties, whether or not all such parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.


      IN WITNESS WHEREOF, Mortgagor and Mortgagee have each executed this Mortgage, Assignment of Rents and Leases, and Security Agreement as of ____________, 1996.


Signed and acknowledged in        MORTGAGOR:
the presence of:
                                  UNITED MAGAZINE COMPANY, an Ohio
                                  corporation


_____________________________     By:__________________________________
Print Name:__________________        Ronald E. Scherer, as its Chairman


_____________________________
Print Name:__________________

                                  MORTGAGEE:


_____________________________     ______________________________________________
Print Name:__________________     John J. Heiniger, as trustee on behalf and for
                                  the benefit of the Holders (as defined
                                  hereinabove)


_____________________________
Print Name:__________________


                    [Acknowledgments on the following page.]

STATE OF OHIO
FRANKLIN COUNTY

      The foregoing instrument was acknowledged before me on _________, 1996, by Ronald E. Scherer, the Chairman of United Magazine Company, an Ohio corporation, on behalf of the corporation.



                                        ______________________________
                                                Notary Public



STATE OF _____________________
COUNTY OF ____________________

      The foregoing instrument was acknowledged before me on _________, 1996, by John J. Heiniger, as trustee on behalf and for the benefit of the Holders (as defined hereinabove).



                                        ________________________________
                                                Notary Public



This document was prepared by:


BAKER & HOSTETLER
Suite 2100
65 East State Street
Columbus, Ohio 43215

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B


                                  ENCUMBRANCES

                                   EXHIBIT F

                         MORTGAGE, ASSIGNMENT OF RENTS
                      AND LEASES, AND SECURITY AGREEMENT


      THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, AND SECURITY AGREEMENT (the "Mortgage") is made and entered into this ___ day of ________, 1996, by and between United Magazine Company, an Ohio corporation, whose principal executive offices are located at 5131 Post Road, Dublin, Ohio 43017 ("Mortgagor"), and John J. Heiniger, as trustee for the Holders (as defined hereinbelow), whose mailing address is 2021 Adams Street, Toledo, Ohio 43624 ("Mortgagee"). Mortgagor, in consideration of the indebtedness herein recited and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants with mortgage covenants to Mortgagee and its successors and assigns, on behalf and for the benefit of Holders, the real property described more particularly on Exhibit A attached hereto and incorporated herein by reference (the "Property").

      Mortgagor also grants to Mortgagee all of the rents, issues, and profits which may arise or be had from the Property or any of it and the estate, right, title, and interest, either in law or in equity, which Mortgagor now has or may hereafter acquire in and to all of the Property; all buildings and improvements now existing or hereafter constructed or placed on the Property; all fixtures of whatever kind and nature including without limitation all heating, lighting, sprinkling, plumbing, air conditioning, and ventilating machinery, equipment, engines, boilers, incinerators, building materials, appliances, and all other items intended or designated to be incorporated into the building located on the Property which is physically affixed or annexed to the Property; all attached carpeting, wall and floor coverings; all pipes, conduits, pumps, boilers, tanks, motors, engines and furnaces; and all parts, accessories, attachments, additions, and other replacements thereof, of every kind and description.

      The Property and the buildings, improvements, and other items enumerated in the preceding paragraph are sometimes hereinafter referred to collectively as the "Premises".

      This Mortgage is given by Mortgagor for the purpose of securing Mortgagor's obligations related to certain "10% Subordinated Debentures Due 2004" (the "Debentures") in the aggregate principal amount of $33,000,000 issued by Mortgagor in accordance with the terms and conditions of that certain Debenture Agreement dated as of October 9, 1996 (the "Debenture Agreement") among Mortgagor, the individuals named on Exhibit A attached thereto (the "Holders") and Mortgagee, which Debenture Agreement is incorporated herein by reference. The principal amount of the Debentures issued to each respective Holder is set forth opposite such Holder's name on Exhibit A to the Debenture Agreement.

      This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted in the state in which the Property is located (the "Code") with respect to any of the collateral described in the second paragraph of this Mortgage, above, which may be subjected to a security interest under the Code.

1.    Covenants of Mortgagor

      Mortgagor, for itself and its successors and assigns, hereby covenants with Mortgagee, its successors and assigns, that Mortgagor holds a valid fee simple interest in the Premises; that it has the right to bargain and sell the same in the manner and form as set forth in this Mortgage; that the Premises are free from all liens and encumbrances whatsoever except real estate taxes and assessments not presently due and payable, zoning laws, and the Permitted Encumbrances (as defined hereinbelow); that Mortgagor will warrant and defend the Premises and the appurtenances thereto to Mortgagee, its successors and assigns, forever, against all claims and demands whatsoever except the above-described exceptions; and hereby covenants and agrees:

      a. Payments. To make all payments of principal, interest and other sums due under the Debentures in accordance with, and at the times and in the amounts required by, the terms of the Debenture Agreement.

      b. Taxes. To pay before they become delinquent all taxes (both general and special), assessments, water rents, fines or impositions, and governmental charges levied or assessed against the Premises or any part thereof or interest therein.

      c. Insurance. To keep all buildings and other improvements now existing or hereafter erected on the Premises insured against loss or damage by fire and such other hazards typically covered by broad form casualty insurance and to maintain comprehensive public liability insurance with respect to the Premises. All policies of insurance shall include standard mortgagee and loss payable clauses in favor of Mortgagee and a provision for each such insurer to give Mortgagee not less than thirty (30) days prior written notice of the insurer's intention to cancel, amend, or modify any policy. All premiums relating to such insurance shall be paid promptly. In the event of loss, Mortgagor shall give Mortgagee prompt notice thereof in accordance with section 9 of this Mortgage. If any portion of the Premises shall be damaged or partially or totally destroyed while this Mortgage is in effect, the net proceeds payable from any insurance policy as a result of such damage or destruction shall be paid over to Mortgagor and used to repair, rebuild, or restore the Premises or, if Mortgagor elects to not repair, rebuild, or restore the Premises, subject to section 2 hereof, to reduce the indebtedness secured by this Mortgage, whether due or not.

      d. Maintenance and Repair. To keep and maintain all buildings, improvements, appurtenances, fixtures, and other property now or hereafter comprising a part of the Premises in good condition and repair and to comply with all laws, ordinances, regulations, and requirements of all legally constituted authorities respecting the Premises and the use of the Premises.

      e. Liens and Encumbrances. To keep the Premises free and clear of all mortgages, security interests, liens, encumbrances, easements, restrictions, encroachments or other claims except as provided in section 2 hereinbelow.

      f. Waste; Unlawful Acts; Etc. Not to commit, suffer, or permit any waste on, of, or to the Premises, nor use or permit the use of any portion thereof for any unlawful act, or any action that would materially diminish or impair the value of the Premises or the lien or security of this Mortgage.

      g. Removal, Alteration of Improvements. Not to remove, demolish, or substantially alter any building or improvement now or hereafter comprising a part of the Premises in any manner that would substantially diminish the value of the Premises without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

      h. Transfers and Conveyances of Premises. Not to sell, assign, convey, lease, or sublease all or any substantial part of the Premises, or any legal or equitable interest therein, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

      Notwithstanding anything herein to the contrary, and until an Event of Default occurs, (i) Mortgagor may, without the consent of Mortgagee, sell, convey, lease or otherwise transfer, the Premises or any part thereof in connection with a plant closing or other similar consolidation of operations pursuant and subject to the terms and conditions of Section 8(b) of the Debenture Agreement, provided that proceeds from any such sale, conveyance, lease, or other transfer shall be paid by Mortgagor to the Mortgagee; (ii) Mortgagee shall not unreasonably withhold its consent to a consolidation or merger, or successive consolidations or mergers, of Mortgagor with or into any other corporation or corporations (whether or not affiliated with Mortgagor), or any sale, conveyance, lease, or other transfer, or successive sales, conveyances, leases, or other transfers, of all or substantially all of the property of Mortgagor to any other corporation (whether or not affiliated with Mortgagor), pursuant and subject to the terms and conditions of Section 10(a) of the Debenture Agreement, and (iii) after the payment of $12,000,000 and accrued interest, on the Stoll Senior Debt, Mortgagor may, without the consent of Mortgagee, sell, convey, lease, or otherwise transfer, all or any portion of the Premises having a fair value, when added to the aggregate fair value of the portion of the Premises (and any other real property secured by "Mortgages" and any personal property secured by "Security Agreements", in either case, pursuant to the Debenture Agreement) previously sold, conveyed, leased, or otherwise transferred under this subsection (iii), of no more than $6,000,000.

      i. Further Assurances. To execute and deliver to Mortgagee and to any subsequent holder from time to time, such further documents or instruments, including, but not limited to, mortgages, security agreements, financing statements, and assignments, that are reasonably necessary so as to perfect the evidence of the obligations secured by this Mortgage and the lien of Mortgagee on all or any part of the Premises intended to be hereby mortgaged.

      j. Lease of Premises. If, at any time, any of the Premises not released from this Mortgage under section 1.h. above are subject to a lease or leasing arrangements, to comply with and observe in all material respects and at all times Mortgagor's obligations as landlord under all leases of space on or within the Premises or any part thereof. Unless otherwise consented to by Mortgagee, which consent shall not be unreasonably withheld, all leases of the Premises or any part thereof (other than currently existing leases, which need not be modified) shall specifically provide that such leases are subordinate to this Mortgage; that the tenant attorns to Mortgagee, such attornment to be effective upon Mortgagee's acquisition of title to the Premises; that the tenant agrees to execute such further evidences of attornment as Mortgagee may from time to time request; that the attornment of the tenant shall not be terminated by foreclosure; and that Mortgagee may, at Mortgagee's option, accept or reject such attornments. Except as otherwise provided herein, Mortgagor shall not, without the prior written consent of Mortgagee, enter into, modify in any material respect, surrender, or terminate, either orally or in writing, any lease now existing or hereafter made of all or any part of the Premises which are not released from this Mortgage, permit an assignment of such a lease without Mortgagee's written consent, or request or consent to the subordination of any lease of all or any part of the Premises to any lien subordinate to this Mortgage, which consent shall not be unreasonably withheld.

      k. Assignment of Rents and Revenues. That as part of the consideration for the indebtedness recited herein, Mortgagor hereby absolutely and unconditionally assigns and transfers to Mortgagee all of Mortgagor's right, title and interest in and to the rents and revenues of the Premises, if any, which are now due or which may become due in the future by virtue of any lease, sublease, or other agreement for the occupancy or use of all or any part of the Premises. Mortgagor hereby authorizes Mortgagee or Mortgagee's agents to collect such rents and revenues and hereby directs each tenant to pay such rents to Mortgagee or Mortgagee's agents; provided that until the occurrence of an Event of Default (as defined and set forth in section 5 hereinbelow), Mortgagor shall collect and receive all rents and revenues as trustee for the benefit of Mortgagee, to apply the rents and revenues so collected to the sums secured by this Mortgage with the balance, so long as no such uncured breach has occurred, to the account of Mortgagor, it being intended by Mortgagor and Mortgagee that this assignment of rents constitutes an absolute assignment and not an assignment for additional security only. Upon the occurrence of an Event of Default, and without the necessity of Mortgagee entering upon and taking and maintaining full control of the Premises in person, by agent or by a court-appointed receiver, Mortgagee shall immediately be entitled to possession of all rents and revenues of the Premises as specified in this section as such rents become due and payable, including but not limited to rents then due and unpaid, and all such rents shall immediately upon delivery of such notice be held by Mortgagor as trustee for the benefit of Mortgagee. Commencing upon the occurrence of an Event of Default, each tenant of the Premises shall make such rents payable to and pay such rents to Mortgagee or Mortgagee's agents on Mortgagee's written demand to each tenant therefor, delivered to each tenant personally, by mail or delivering such demand to the portion of the Premises as is occupied by each respective tenant, without any liability on the part of such tenant to inquire further as to the existence of a default by Mortgagor. Mortgagor hereby represents and warrants to Mortgagee that it has not executed any prior assignment of such rents and has not executed, and will not execute, any instrument, which would prevent Mortgagee from exercising its rights under this section; that at the time of execution of this Mortgage there has been no anticipation or prepayment of any of rent under any lease for more than one month prior to the due dates of such rents; and that Mortgagor will not hereafter collect or accept payment of any rents more than one month prior to the due dates of such rents.

      l. Environmental Matters. That, to the best of Mortgagor's actual knowledge: (i) the Premises are in compliance in all material respects with all "Environmental Laws" (as defined below); (ii) there are no conditions existing currently which require cleanup, removal, remedial action, or other response by Mortgagor pursuant to Environmental Laws; (iii) Mortgagor is not a party to any litigation or administrative proceeding which asserts or alleges that Mortgagor violated any Environmental Laws; and (iv) neither the Premises nor Mortgagor are subject to any judgment, decree, order, or citation related to or arising out of an alleged violation of any Environmental Laws.

      For purposes of this Mortgage: (i) "Environment" or "Environmental" shall mean any water or water vapor, any land including land surface or subsurface, air, fish, wildlife, biota and all other natural resources; and (ii) "Environmental Laws" shall mean all federal, state, and local environmental laws, statutes, ordinances, and codes relating to the protection of public health or the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, management, production, or disposal of solid wastes, toxic substances, hazardous wastes, hazardous substances, petroleum, petroleum based products, radio-nuclides, or other radioactive materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders, and directives of federal, state, and local government agencies and authorities with respect thereto, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Solid Waste Disposal Act, as amended (42 U.S.C. Section 6901, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Clean Air Act of 1970, as amended (42 U.S.C. Section 7401, et seq.), the Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136, et seq.), the Atomic Energy Act (23 U.S.C. Section 2011, et seq.), and Chapter 3745 of the Ohio Administrative Code.

      Mortgagor covenants and agrees to comply with all applicable Environmental Laws and to advise Mortgagee in writing promptly after Mortgagor becomes aware of any condition or circumstance which makes the warranties contained in this section incomplete or inaccurate. Any failure of Mortgagor to comply in any material respect with the Environmental Laws shall be an Event of Default under this Mortgage.

2. Permitted Encumbrances; Subordination. The term "Permitted Encumbrances" shall mean (a) the existing mortgages, encumbrances, easements, restrictions, encroachments and other claims with respect to the Premises (collectively, "Encumbrances") set forth on Exhibit "B" hereto, and any refinancing, deferrals, renewals, extensions and refunding of any amendments, modifications or supplements thereof, and (b) any Encumbrances granted in conjunction with indebtedness incurred to prepay or refinance all or any part of the Debentures, and (c) any Encumbrances granted in conjunction with indebtedness incurred for working capital purposes in an amount (including the indebtedness covered under (a) above) not to exceed at any one time eight percent (8%) of Mortgagor's consolidated net sales, and (d) purchase money Encumbrances granted to secure indebtedness incurred in connection with the purchase of any asset or equipment for use in Mortgagor's business, and (e) Encumbrances granted to secure indebtedness evidenced by Mortgagor's "8% Senior Debentures Due 2002" issued in accordance with the Debenture Agreement (the "Senior Debentures"), and (f) Encumbrances granted to secure the principal of and premium, if any, and interest on (i) all indebtedness subject to a security interest or mortgage of Mortgagor and any subsidiary in which Mortgagor holds at least 51% of the voting stock ("Controlled Subsidiary"), whether presently existing or hereafter incurred, including without limitation, (A) for money borrowed by Debtor or any Controlled Subsidiary (including lease financing indebtedness), (B) for money borrowed by others (including lease financing indebtedness) and guaranteed, directly or indirectly, by Mortgagor or any Controlled Subsidiary, or (C) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by Mortgagor or any Controlled Subsidiary, for the payment of which Mortgagor or any Controlled Subsidiary is directly or contingently liable; and (ii) all deferrals, renewals, extensions and refundings of, and amendments, modifications, and supplements to, any such indebtedness, provided that by the terms of the instrument creating or evidencing any such indebtedness referred to in clause (i) above, it is expressly provided that such indebtedness is superior in right of payment to the Debentures (the indebtedness secured by any of the Permitted Encumbrances is sometimes hereinafter collectively referred to as the "Senior Indebtedness"). As used herein, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond, or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation, or otherwise, but does not include any trade accounts payable. Mortgagee, for itself and on behalf of each of the Holders, shall execute and deliver to Mortgagor such documents as may be necessary to evidence or affirm the subordination of this mortgage to all existing and any future Permitted Encumbrances. Notwithstanding anything in this Mortgage to the contrary, the Debentures shall be subordinate both in priority of payment and security to the Senior Debentures.

3.    Failure to Comply with Obligations

      Upon the failure of Mortgagor: (a) to perform any obligation to be performed by Mortgagor under this Mortgage or to pay any taxes, assessments, insurance premiums, or other payments provided for under this Mortgage, (b) to pay the cost and expense of maintaining the Premises in the state of repair and condition required by this Mortgage, (c) to defend its title to the Premises, or
(d) to discharge and pay prior to delinquency any lien or title claimed to have priority over the lien of this Mortgage (except as otherwise permitted herein), Mortgagee, or its successors and assigns, may perform such obligations, pay such taxes, assessments, insurance premiums, or payments, pay the cost and expense of defending or clearing such title, pay the cost and expense of such repair or maintenance, and pay any and all amounts paid out by Mortgagee in connection therewith, including attorneys' fees and costs, shall be deemed to have been paid to protect the Premises and shall be and become additional indebtedness secured by this Mortgage.

4.    Condemnation

      If any portion of the Premises is condemned under any power, or threatened power, of eminent domain, or acquired for a public use, at any time, the net proceeds of any condemnation award paid as a result of such condemnation or acquisition shall be used to repair, rebuild, or restore the Premises or, if Mortgagor elects to not repair, rebuild or restore the Premises, subject to section 2 hereof, to reduce the indebtedness secured by this Mortgage, whether due or not.

5.    Default

      Upon the occurrence of an "Event of Default" (as defined hereinbelow), Mortgagee shall be entitled to such rights and remedies as are set forth in section 9 of the Debenture Agreement and this Mortgage shall become subject to foreclosure. In such event, Mortgagee shall, as a matter of right and to the extent permitted by applicable law and without regard to the adequacy of the Premises as security, be entitled to the appointment of a receiver for all or any part of the Premises, whether such receivership is incidental to a proposed judicial sale of the Premises or otherwise, and Mortgagor hereby consents to the appointment of such a receiver and covenants not to oppose any such appointment. In the event of foreclosure, the Premises may be sold in their entirety, or as two or more parcels, at the sole discretion of Mortgagee. For purposes of this Mortgage, an "Event of Default" shall mean any of the occurrences constituting "events of default" under section 9 of the Debenture Agreement.

      Mortgagee's declaration of an Event of Default as provided above and the exercise of remedies upon any such declaration shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation, or reorganization proceeding.

      Notwithstanding anything in this Mortgage to the contrary, only Mortgagee and its successors and assigns, shall be entitled to declare an Event of Default under this Mortgage and to exercise any remedies or commence any action, suit or proceeding to enforce any rights granted by this Mortgage or pursuant to applicable law, and in no event shall any Holder have or be permitted to enforce any of such rights or remedies, unless such Holder is named as trustee, or is a successor trustee, under the Debenture Agreement and is acting in such capacity.

6.    Rights of Payees or Holders of Debentures

      The payees of the Debentures secured by this Mortgage may, at any time, by written agreement with Mortgagor or any successor in interest, and without notice to any other person, renew or extend the time for payment of the indebtedness secured by this Mortgage, or any part thereof, or increase or decrease the rate of interest thereon, without thereby affecting this Mortgage or its priority over any junior liens or encumbrances, and without releasing any person from liability.

7.    Notices

      All notices and other communications under this Mortgage to be made to either Mortgagee or Mortgagor shall be in writing and shall be deemed given (a) in the case of delivery, when delivered personally, by overnight express service or courier to the address set forth below and addressed to the party involved,
(b) in the case of mailing, on the third (3rd) business day after the notice has been deposited in the United States Mails, sent by certified or registered mail, postage prepaid, addressed to the other party at the address as set forth below, and (c) in the case of telecopying, when the notice has been actually received by the other party (as evidenced by an electronic confirmation). The initial addresses of the parties hereto for the delivery of notices are as follows:

            If to Mortgagee:  John J. Heiniger
                              2021 Adams Street
                              Toledo, Ohio  43624
                              Facsimile No.: (419) 243-2207

            If to Mortgagor:  United Magazine Company
                              5131 Post Road
                              Dublin, Ohio 43017
                              Facsimile No.:  (614) 792-2029
                              Attention: Ruth Hunter Smith


Either party hereto may change the address at which notices are to be sent by the giving of notice of such change to the other party in accordance with the foregoing procedures.

8.    Cumulative Rights

      The rights and remedies afforded Mortgagee under this Mortgage are cumulative and Mortgagee, on behalf and for the benefit of the Holders, may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting, and without affecting or impairing the security of any right or remedy afforded by this Mortgage.

9.    Severability

     The unenforceability or invalidity of any one or more provisions, clauses, sentences, or paragraphs of this Mortgage shall not render any other provision, clause, sentence, or paragraph contained in this Mortgage unenforceable or invalid.

10.   Governing Law

     All questions concerning the validity or meaning of this Mortgage or relating to the rights and obligations of the parties with respect to performance under this Mortgage shall be construed and resolved under the laws of the state in which the Property is located.

11.   Venue

     The parties to this Mortgage hereby designate the courts of the state and county in which the Property is located, as courts of proper jurisdiction and venue for any actions or proceedings relating to this Mortgage; hereby irrevocably consent to such designation, jurisdiction, and venue; and hereby waive any objections or defenses relating to jurisdiction or venue with respect to any action or proceeding initiated in the courts of the state and county in which the Property is located.

12.   Waiver of Rights

     Mortgagee's failure to exercise any option, right or remedy under any provision of the Debenture Agreement, this Mortgage or any other document, instrument or agreement evidencing, securing or otherwise executed in connection the Debentures (collectively, the "Debenture Documents") shall not constitute or be deemed a waiver of Mortgagee's right to exercise such option, right or remedy with respect to any past or any subsequent violation of any term or condition of the Debenture Agreement, this Mortgage or any other Debenture Document.

13.   Access to Premises

     Any person authorized by Mortgagee shall have the right to enter upon and inspect the Premises at all reasonable times; provided that Mortgagor shall be given reasonable advance notice of any such entry and the right of entry shall be subject to the rights of tenants of space within the Premises.

14.   Successors and Assigns

     This Mortgage and all terms, conditions, provisions and covenants hereof shall inure to the benefit of and shall bind the successors and assigns of the parties to this Mortgage; provided that if Mortgagor shall pay the Debentures according to their terms, together with all interest, taxes, assessments, and other sums, amounts or charges which may be payable to Mortgagee and if the terms, covenants, provisions and conditions contained in this Mortgage, the Debenture Agreement, and all of the other Debenture Documents are fully and timely satisfied and performed by Mortgagor as required thereunder, then this Mortgage shall be void and of no further force and effect.

     15. No Third Party Benefit. This Mortgage is intended for the exclusive benefit of Mortgagor and Mortgagee (as trustee on behalf and for the benefit of the Holders), and their respective heirs, successors, and assigns, and nothing contained in this Mortgage shall be construed as creating any rights or benefits in or to any third party other than the Holders as provided herein.

     16. Captions. The captions of the various sections of this Mortgage are not part of the context of this Mortgage, but are only labels to assist in locating those sections and shall be ignored in construing this Mortgage.

17. Complete Agreement. This Mortgage (including any exhibits and any documents incorporated into this Mortgage by reference) contains the entire agreement among the parties and supersedes any prior agreements, negotiations, representations, or discussions among them with respect to the subject matter of this Mortgage. No additions or other changes to this Mortgage shall be binding upon either party unless made in writing and signed by each party.

18. Counterparts. This Mortgage may be executed in multiple counterparts, and all such executed counterparts shall constitute one original agreement, binding on all parties, whether or not all such parties have executed the same counterparts and whether or not the signature pages from different counterparts have been combined, and the signature of any party to any counterpart shall be deemed to be that party's signature to any other counterpart and may be appended to any other counterpart.


      IN WITNESS WHEREOF, Mortgagor and Mortgagee have each executed this Mortgage, Assignment of Rents and Leases, and Security Agreement as of ____________, 1996.

Signed and acknowledged in                MORTGAGOR:
the presence of:
                                          UNITED MAGAZINE COMPANY, an Ohio
                                          corporation


_________________________________         By:__________________________________
Print Name:______________________            Ronald E. Scherer, as its Chairman


_________________________________
Print Name:______________________



                  [Signatures continued on the following page.]

                             MORTGAGEE:


_________________________    ___________________________________________________
Print Name:______________    John J. Heiniger, as trustee on behalf and for
                             the benefit of the Holders (as defined hereinabove)

_________________________
Print Name:______________



STATE OF OHIO
FRANKLIN COUNTY

      The foregoing instrument was acknowledged before me on _________, 1996, by Ronald E. Scherer, the Chairman of United Magazine Company, an Ohio corporation, on behalf of the corporation.



                              __________________________________________
                                            Notary Public


STATE OF __________________
COUNTY OF _________________

      The foregoing instrument was acknowledged before me on _________, 1996, by John J. Heiniger, as trustee on behalf and for the benefit of the Holders (as defined hereinabove).



                              __________________________________________
                                            Notary Public

This document was prepared by:


BAKER & HOSTETLER
Suite 2100
65 East State Street
Columbus, Ohio 43215

                                    EXHIBIT A


                          LEGAL DESCRIPTION OF PROPERTY

                                    EXHIBIT B


                                  ENCUMBRANCES

                                    SCHEDULE I



      1. Security interest in the accounts, equipment, inventory and general intangibles of Triangle News Company, Inc. in favor of Bank of Boston Connecticut.

      2. Security interest in the accounts, equipment, inventory and general intangibles of Service News Company of Connecticut in favor of Bank of Boston Connecticut.

      3. Security interest in the accounts, equipment, inventory and general intangibles of Michiana News Service, Inc. in favor of First Source Bank.

      4. Security interest in that part of the inventory of Michiana News Service, Inc. supplied by secured party in favor of Bantam Doubleday Dell.

      5. Security interest in the accounts of Ohio Periodical Distributors, Inc., Columbus Division, in favor of Curtis Circulation Company.

      6. Security interest in the accounts, equipment, inventory and general intangibles of Ohio Periodical Distributors, Inc., Cincinnati Division, in favor of Warner Publisher Services, Inc.

      7. Security interest in the accounts, equipment, inventory and general intangibles of Service News Company of North Carolina in favor of Centura Bank.

      8. Security interest in the accounts, inventory and general intangibles of Service News Company of North Carolina in favor of Warner Publisher Services, Inc.

      9. Security interest in the accounts, inventory and general intangibles of Service News Company of Connecticut in favor of Doris Marshall, et al.

      10. Security interest in the accounts, equipment, inventory and general intangibles of MacGregor News Agency, Inc. in favor of Charles D. MacGregor, et al.

      11. Security interest in the accounts, equipment, inventory and general intangibles of Northern News Company in favor of Charles D. MacGregor, et al.

      12. First mortgage lien in all of Ohio Periodical Distributors, Inc.'s interest in that certain real property located at 5109 Winton Road, situated in the City of Cincinnati, and in Section 23, Township 3, Fractional Range 2 of the Miami Purchase, Millcreek Township, Hamilton County, State of Ohio in favor of Bernard C. Annenberg and Gloria E. Annenberg in order to secure payment under note which shall not to exceed $1,200,000, recorded at Volume 5335, Page 1272, in the Hamilton County Recorder's office.

      13. Security interest in the accounts and inventory of Central News in favor of City News Agency, Dayton, Ohio. (Purchase money)

      14. Security interest in the accounts and inventory of George R. Klein News in favor of Welsh News, Mansfield, Ohio. (Purchase money)


      NOTE: ADDITIONAL SECURITY INTERESTS IN THE REAL AND PERSONAL PROPERTY OF KLEIN (AND RELATED COMPANIES) MAY BE ADDED TO THIS SCHEDULE I IN CONNECTION WITH THE CONSUMMATION OF THAT ACQUISITION.


* All real properties owned by the parties are subject to all easements, conditions and restrictions of record, real estate taxes and assessments not yet due and payable, legal highways, and zoning laws and ordinances.